EXHIBIT 4

                        AMERICAN CAPITAL STRATEGIES, LTD.
                             EMPLOYEE INVESTMENT AND
                              STOCK OWNERSHIP PLAN




                         Amended and Restated Effective
                                   May 1, 2000

                        AMERICAN CAPITAL STRATEGIES, LTD.
                             EMPLOYEE INVESTMENT AND
                              STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS

                                                                           Page

INTRODUCTION.................................................................1

ARTICLE 1 Definitions........................................................1

         1.1      Account....................................................1
         1.2      Administrator..............................................1
         1.3      Affiliate..................................................1
         1.4      Board of Directors.........................................1
         1.5      Code.......................................................1
         1.6      Compensation...............................................2
         1.7      Contribution...............................................2
         1.8      Corporation................................................2
         1.9      Disability.................................................2
         1.10     Disqualified Person........................................2
         1.11     Effective Date.............................................2
         1.12     Elective Contribution......................................2
         1.13     Eligible Employee..........................................2
         1.14     Employee...................................................2
         1.15     Employer...................................................2
         1.16     Employer Stock.............................................3
         1.17     Employer Stock Fund........................................3
         1.18     Employment.................................................3
         1.19     ESOP Contribution..........................................3
         1.20     ERISA......................................................3
         1.21     Excess Aggregate Contribution..............................3
         1.22     Excess Elective Contribution...............................3
         1.23     Excess Elective Deferral...................................3
         1.24     Exempt Loan................................................3
         1.25     Forfeiture.................................................3
         1.26     Highly Compensated Employee (HCE)..........................3
         1.27     Hour of Service............................................3
         1.28     Investment Fund............................................4
         1.29     Leased Employee............................................4
         1.30     Matching Contribution......................................4
         1.31     Normal Retirement Age......................................5
         1.32     One-Year Break in Service..................................5
         1.33     Participant................................................5

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         1.34     Plan.......................................................5
         1.35     Plan Year..................................................5
         1.36     Prime Rate.................................................5
         1.37     Profit Sharing Contribution................................5
         1.38     Publicly Traded Security...................................5
         1.39     Qualified Domestic Relations Order.........................5
         1.40     Qualified Matching Contribution............................5
         1.41     Qualified Nonelective Contribution.........................5
         1.42     Qualifying Participant.....................................5
         1.43     Required Beginning Date....................................6
         1.44     Suspense Account...........................................6
         1.45     Trust Fund.................................................6
         1.46     Trustee....................................................6
         1.47     Valuation Date.............................................6
         1.48     Vested Percentage..........................................6
         1.49     Year of Service............................................6

ARTICLE 2 Eligibility and Participation......................................6

         2.1      Eligibility and Commencement of
                  Participation..............................................6
         2.2      Reemployment...............................................6

ARTICLE 3 Contributions and Allocations......................................7

         3.1      Contribution and Allocation
                  Restrictions...............................................7
         3.2      Elective Contributions.....................................7
         3.3      Matching Contributions.....................................8
         3.4      Profit Sharing Contributions...............................9
         3.5      ESOP Contributions........................................10
         3.6      Rollovers.................................................11
         3.7      Participant After-Tax Contributions.......................11
         3.8      Determination of Contributions............................11
         3.9      Time of Payment of Contributions..........................11
         3.10     Return of Contributions...................................12
         3.11     Contributions for Veterans................................12

ARTICLE 4 Accounts..........................................................13

         4.1      Separate Accounts and Records.............................13
         4.2      Investment of Accounts....................................13
         4.3      Valuation of Accounts.....................................14
         4.4      Independent Appraiser.....................................15

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ARTICLE 5 Contribution And Allocation Restrictions..........................15

         5.1      Maximum Limits on Allocations.............................15
         5.2      Limitations for Defined Benefit and
                  Defined Contribution Plans Covering the
                  Same Employee.............................................16
         5.3      Limitation on Allocation to Accounts
                  With Respect to Shareholder Electing
                  Gain Deferral.............................................16
         5.4      Actual Deferral Percentage Test...........................17
         5.5      Actual Contribution Percentage Test.......................19
         5.6      Qualified Nonelective Contributions and
                  Qualified Matching Contributions..........................20

ARTICLE 6 Vesting 21

         6.1      Vesting...................................................21
         6.2      Forfeitures...............................................22
         6.3      Reinstatement of Service Upon Rehire......................22

ARTICLE 7 Withdrawals During Employment.....................................23

         7.1      Hardship Withdrawals......................................23
         7.2      Withdrawals After Age 59 1/2..............................25
         7.3      Diversification of Investments............................25

ARTICLE 8 Distributions.....................................................25

         8.1      Entitlement to Distribution...............................25
         8.2      Time of Distribution......................................25
         8.3      Method of Distribution....................................27
         8.4      Prohibition on Alienation.................................28
         8.5      Designation of Beneficiary................................28
         8.6      Rollover Distribution.....................................29
         8.7      Distributions to Alternate Payees.........................30
         8.8      Transfer Restrictions:  Right of First
                  Refusal of Trustee and Employer...........................30
         8.9      Option to Sell............................................32

ARTICLE 9 Administration of the Plan........................................34

         9.1      Powers and Duties of the Administrator....................34
         9.2      Records and Notices.......................................35
         9.3      Compensation and Expenses.................................35

ARTICLE 10 Trust Provisions.................................................36

         10.1     Dealings with Trustee.....................................36

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         10.2     Compensation of Trustee...................................36
         10.3     Resignation and Removal of Trustee........................36
         10.4     Accountings by Trustee....................................37
         10.5     Trustee's Power to Protect Itself on
                  Account of Taxes..........................................38
         10.6     Other Trustee Powers......................................38
         10.7     Investment Managers.......................................42
         10.8     No Investment in Employer Real Property...................42
         10.9     Employer Stock Fund.......................................42
         10.10    Fiduciary Principles......................................43
         10.11    Prohibited Transactions...................................43
         10.12    Indemnity.................................................43
         10.13    Voting Rights.............................................43
         10.14    Tender Offers.............................................44

ARTICLE 11 Claims Procedure.................................................44

         11.1     Application for Benefits..................................44
         11.2     Notice of Denied Claim for Benefits.......................44
         11.3     Review of Denied Claim....................................45

ARTICLE 12 Amendment and Termination........................................45

         12.1     Amendment or Restatement..................................45
         12.2     Termination and Discontinuance of
                  Contributions.............................................45
         12.3     Distribution Upon Termination.............................46
         12.4     Merger, Consolidation or Transfer of
                  Assets and Liabilities....................................46
         12.5     Successor Employer........................................46

ARTICLE 13 General Provisions...............................................46

         13.1     Limitation on Liability...................................46
         13.2     Indemnification...........................................46
         13.3     Insurance.................................................47
         13.4     Compliance with ERISA.....................................47
         13.5     Nonalienation of Benefits.................................47
         13.6     Employment Not Guaranteed by Plan.........................47
         13.7     Construction..............................................47
         13.8     Form of Communication.....................................47
         13.9     Facility of Payment.......................................47
         13.10    Location of Participant or Beneficiary
                  Unknown...................................................48
         13.11    Service in More Than One Fiduciary
                  Capacity..................................................48
         13.12    Offset....................................................48

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ARTICLE 14 Exempt Loans.....................................................48

         14.1     Definition of Exempt Loan.................................48
         14.2     Accounts and Allocations of
                  Contributions.............................................50
         14.3     Valuation.................................................51
         14.4     Distribution..............................................51
         14.5     Termination of the Plan...................................51
         14.6     Preemption................................................51

ARTICLE 15 Contingent Top Heavy Plan Rules..................................51

         15.1     Applicability of this Article.............................51
         15.2     Aggregated Employers......................................51
         15.3     Aggregation Group.........................................51
         15.4     Compensation..............................................52
         15.5     Determination Date........................................52
         15.6     Five Percent Owner........................................52
         15.7     Key Employee..............................................52
         15.8     One Percent Owner.........................................53
         15.9     Shareholder Attribution Rules.............................53
         15.10    Top Heavy Aggregation Group...............................53
         15.11    Top Heavy Plan............................................55
         15.12    Determination of Top Heavy Status.........................56
         15.13    When Applicable...........................................57
         15.14    Vesting Requirement.......................................57
         15.15    Defined Contribution Plan Minimum
                  Benefit Requirement.......................................57
         15.16    Salary Reduction and Matching
                  Contributions.............................................58
         15.17    Priorities Among Plans....................................58
         15.18    Bargaining Units..........................................59

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                                  INTRODUCTION

         As of January 1, 1992, American Capital Strategies, Ltd. established the American Capital Strategies, Ltd. Employee Stock Ownership Plan, (the "Plan"). The Corporation amended and restated the Plan in its entirety as of August 12, 1997, and changed the name of the Plan to the American Capital Strategies, Ltd. First Amended and Restated Employee Stock Ownership Plan. Effective January 1, 1998, the Plan was amended and restated to, among other things, comply with the Code's qualification requirements, as amended by the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act of 1998. Effective October 28, 1999, the Corporation amended the Plan (i) to add a cash or deferred arrangement pursuant to Code Section 401(k), (ii) to allow the Employer to make discretionary contributions to the Plan, and (iii) to rename the Plan the American Capital Strategies, Ltd. Employee Investment and Stock Ownership Plan. All provisions relating to the addition of the cash or deferred arrangement and discretionary Employer contributions were effective as of October 28, 1999. Effective May 1, 2000, the Corporation amends and restates the Plan in its entirety as follows:

                                   ARTICLE 1

                                   Definitions

         1.1 Account. The record of each Participant's interest in the Trust Fund, comprised of the following subaccounts: the Elective Contribution Subaccount, the Matching Contribution Subaccount, the Profit Sharing Contribution Subaccount, the ESOP Contribution Subaccount, the Qualified Nonelective Contribution Subaccount, the Qualified Matching Contribution Subaccount and the Rollover Contribution Subaccount.

         1.2 Administrator. The Corporation.

         1.3 Affiliate. Any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Corporation, any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Corporation, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Corporation, and any other entity required to be aggregated with the Corporation pursuant to Treasury Regulations under Code Section 414(o).

         1.4 Board of Directors. The Board of Directors of the Corporation.

         1.5 Code. The Internal Revenue Code of 1986, as amended from time to time, and as interpreted by applicable regulations and rulings.
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         1.6 Compensation.

                  (a) An Employee's (i) wages received from the Employer received during the Plan Year required to be reported on the Employee's IRS Form W-2 for income tax withholding purposes, plus (ii) elective contributions made by the Employer on behalf of the Employee that are not includible in the Employee's gross income pursuant to Code Section 125, Code Section 402(e)(3) or Code Section 402(h).

                  (b) For purposes of Sections 5.4 and 5.5 hereof, the term "Compensation" shall be determined by the Administrator in a manner which satisfies Code Section 414(s) for the Plan Year and which shall be applied uniformly to determine the Compensation of every Participant for that Plan Year.

                  (c) The Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed the annual compensation limit in effect for such Plan Year pursuant to Code Section 401(a)(17). In the event of any short Plan Year, the Code Section 401(a)(17) annual compensation limit shall be multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by 12.

         1.7 Contribution. A Profit Sharing Contribution, Elective Contribution, Matching Contribution, ESOP Contribution, Qualified Nonelective Contribution, Qualified Matching Contribution or Rollover Contribution.

         1.8 Corporation. American Capital Strategies, Ltd. and any successor thereto.

         1.9 Disability. The inability to engage in any substantial gainful activity by reason of a medically determinable impairment expected to last at least 12 months or to end in death, as defined in Code Section 72(m) and Title II and Title XVI of the Social Security Act.

         1.10 Disqualified Person. The Employer, an owner (either direct or indirect) of 50% or more of the voting power or total value of all classes of stock entitled to vote, an officer or director of the Employer, a holder of 10% or more of the Employer's shares or any other person defined as a "disqualified person" in Code Section 4975(e)(2).

         1.11 Effective Date. January 1, 1992.

         1.12 Elective Contribution. A contribution made by the Employer to the Trust Fund pursuant to Section 3.2 hereof.

         1.13 Eligible Employee. An Employee who has satisfied the eligibility requirements of Section 2.1 hereof.

         1.14 Employee. Any common law employee of the Employer.

         1.15 Employer. The Corporation and any Affiliate that adopts the Plan with the approval of the Corporation. As the context requires, the term "Employer" as used herein shall apply collectively to all corporations that are Employers under the Plan or singly to an Employer.

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         1.16 Employer Stock. Stock of the Corporation that satisfies the requirements of Code Section 409(l).

         1.17 Employer Stock Fund. An Investment Fund invested primarily in Employer Stock as described in Sections 10.9 hereof.

         1.18 Employment. An Employee's employment with the Employer.

         1.19 ESOP Contribution. A contribution made by the Employer to the Trust Fund pursuant to Section 3.5 hereof.

         1.20 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         1.21 Excess Aggregate Contribution. An excess Matching Contribution described in Section 5.5(d) hereof.

         1.22 Excess Elective Contribution. An excess Elective Contribution described in Section 5.4(c) hereof.

         1.23 Excess Elective Deferral. An excess elective deferral described in
Section 3.2(e) hereof.

         1.24 Exempt Loan. A loan described in Section 14.1 hereof.

         1.25 Forfeiture. The portion, if any, of a Participant's Account that is forfeited pursuant to Section 2.4, 3.2(e)(iii) or 6.2 hereof.

         1.26 Highly Compensated Employee (HCE). Any Employee who:

                  (a) Was a five-percent owner (as defined in Code Section 416(i)(1)) at any time during the current or preceding Plan Year, or

                  (b) Had Compensation in excess of $80,000, as adjusted in accordance with Code Section 414(q)(1), and was in the top-paid group during the preceding Plan Year. The term "top-paid group" shall mean the group consisting of the top 20 percent of the Employees of the Employer and Affiliates when ranked by Compensation.

         1.27 Hour of Service.

                  (a) An Employee shall be credited with an Hour of Service for:

                           (i) Each hour for which an Employee is paid, or
entitled to payment, for the performance of service for the Employer;

                           (ii) Each hour for which an Employee is paid, or
entitled to payment, by the Employer without the performance of service (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability),

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lay off, jury duty, military duty, or leave of absence. Pursuant to this Section
1.27(a)(ii), no more than 51 Hours of Service (501 Hours of Service for Plan Years beginning on and after January 1, 2000) shall be credited for any single continuous period, regardless of whether such period occurs in one or more Plan Years. The determination of an Employee's Hours of Service shall be governed by 29 CFR Section 2530.200b-2 and 3; and

                           (iii) Each hour for which back pay, regardless of any
mitigation of damages, is either awarded or agreed to by the Employer.

                  (b) The same Hours of Service shall not be credited pursuant to both paragraph (a)(i) or (a)(ii) above, as the case may be, and paragraph
(a)(iii) above.

                  (c) Solely to avoid a One-Year Break in Service, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence. An absence from work for maternity or paternity reasons means an absence due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee for adoption by the Employee, or (iv) the care of such child immediately after birth or placement. An Employee shall be credited with Hours of Service pursuant to this Section 1.27(c) first to the Plan Year in which the absence begins to the extent necessary to prevent a One-Year Break in Service in that Plan Year, then to the Plan Year following the Plan Year in which the absence begins. No more than 51 Hours of Service (501 Hours of Service for Plan Years beginning on and after January 1, 2000) shall be credited under this
Section 1.27(c). If the hours which would have been credited but for an absence due to maternity or paternity reasons cannot be determined, an Employee shall be credited with eight Hours of Service for each day of the absence. An Employee shall not be credited with Hours of Service pursuant to this Section 1.27(c) unless the Employee provides the Administrator such information as the Administrator reasonably requires to establish the purpose of the absence as consistent with this Section and to establish the number of days in the absence.

                  (d) An Employee shall be credited with an Hour of Service for a Plan Year with respect to which a payment, agreement or award relates rather than the year or period in which the payment, agreement or award occurs.

                  (e) Hours of Service shall be credited for Employment with any Affiliate for vesting purposes under Article 6 hereof, but not for determining whether an Employee is a Qualifying Participant.

         1.28 Investment Fund. An investment fund selected by the Administrator pursuant to Section 9.1(a) hereof.

         1.29 Leased Employee. Any individual described in Code Section 414(n)(2). A Leased Employee shall not be eligible to participate in the Plan.

         1.30 Matching Contribution. A discretionary contribution made by the Employer to the Trust Fund pursuant to Section 3.3 hereof.

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         1.31 Normal Retirement Age. The later of: (1) the date on which a
Participant attains age 65, or (2) a Participant's fifth anniversary of participation in the Plan.

         1.32 One-Year Break in Service. A Plan Year during which a Participant does not complete at least 51 Hours of Service. Effective for Plan Years beginning on and after January 1, 2000, the term "One-Year Break in Service" means a Plan Year in which a Participant does not complete at least 501 Hours of Service.

         1.33 Participant. Any Employee who has satisfied the eligibility requirements of Article 2 hereof and any other individual with an Account balance hereunder.

         1.34 Plan. The American Capital Strategies, Ltd. Employee Investment and Stock Ownership Plan, as stated herein and as amended from time to time. The Plan is a combined profit sharing and stock bonus plan, and the stock bonus portion of the Plan is intended to constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7).

         1.35 Plan Year. The calendar year.

         1.36 Prime Rate. The rate of interest identified as such under the heading "Money Rates" in the Eastern Edition of The Wall Street Journal or, if a range of rates is listed, the lowest such rate. In the event the practice of listing such a rate is discontinued, such other indication of the generally accepted prime rate of interest as may be designated by the Board of Directors.

         1.37 Profit Sharing Contribution. A discretionary profit sharing contribution made by the Employer to the Trust Fund pursuant to Section 3.4 hereof.

         1.38 Publicly Traded Security. A security listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act.

         1.39 Qualified Domestic Relations Order. A "qualified domestic relations order" within the meaning of Code Section 414(p).

         1.40 Qualified Matching Contribution. A matching contribution made by the Employer to the Trust Fund pursuant to Section 5.6 hereof that is nonforfeitable when made and is distributable only in accordance with the distribution provisions hereunder applicable to Elective Contributions.

         1.41 Qualified Nonelective Contribution. A nonelective contribution (other than a matching contribution) made by the Employer to the Trust Fund pursuant to Section 5.6 hereof that is nonforfeitable when made and is distributable only in accordance with the distribution provisions hereunder applicable to Elective Contributions.

         1.42 Qualifying Participant. A Participant who, with respect to a Plan Year (a) completes a Year of Service during such Plan Year, and (b) is employed by the Employer on

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the last day of such Plan Year. In the case of a Profit Sharing Contribution or an ESOP Contribution made pursuant to Section 3.4 hereof or Section 3.5 hereof, respectively, a Qualifying Participant includes a Participant who terminated Employment during the Plan Year because of death, Disability or attainment of Normal Retirement Age, regardless of the number of Hours of Service he completed during such Plan Year.

         1.43 Required Beginning Date. With respect to a Participant, the April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 70 1/2, or (b) in the case of a Participant who is not a 5% owner (as defined in Code Section 416) with respect to the calendar year in which he attained age 70 1/2, the calendar year in which the Participant terminates Employment.

         1.44 Suspense Account. A suspense account described in Section 14.1 hereof.

         1.45 Trust Fund. The assets of the Plan held in trust by a Trustee.

         1.46 Trustee. The person, persons or entity holding the assets of the Plan in trust.

         1.47 Valuation Date. Each business day during the Plan Year.

         1.48 Vested Percentage. The percentage by which a Participant is vested in his Account.

         1.49 Year of Service. A Plan Year in which an Employee completes at least 100 Hours of Service. For Plan Years beginning on and after January 1, 2000, the term "Year of Service" means a Plan Year in which an Employee completes at least 1,000 Hours of Service. Any short Plan Year shall be prorated accordingly.

                                   ARTICLE 2

                          Eligibility and Participation

         2.1 Eligibility and Commencement of Participation. Each Employee who is a Participant in the Plan on April 30, 2000 shall be a Participant on May 1, 2000. Each other Employee shall become a Participant in the Plan upon the completion of a 30-day probationary period beginning on the first date on which he completes an Hour of Service. An Employee who completes the 30-day probationary period shall enter the Plan on the first day of the Plan Year in which he completes the 30-day probationary period.

         2.2 Reemployment. If an Eligible Employee who is a Participant terminates Employment and subsequently resumes Employment, he shall immediately resume active participation in the Plan upon his date of reemployment. If an Employee who is not a Participant in the Plan terminates Employment and subsequently resumes Employment, he must complete the eligibility requirements of Section 2.1 hereof before he can participate hereunder.

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                                   ARTICLE 3

                          Contributions and Allocations

         3.1 Contribution and Allocation Restrictions. All Contributions and allocations provided for in this Article 3 are subject to the limitations and restrictions set forth in Article 5 hereof.

         3.2 Elective Contributions.

                  (a) Amount. For each Plan Year, an Eligible Employee may direct the Employer to make Elective Contributions on his behalf in lieu of the Employer's payment of an equal amount of Compensation to the Eligible Employee for the Plan Year. For each Plan Year, the amount of an Eligible Employee's Elective Contributions under this Plan and elective contributions under all other plans and arrangements of the Employer shall not exceed the least of (1) 15 percent of the Eligible Employee's Compensation, (2) the limit of Code
Section 402(g), as adjusted for increases in the cost of living by the Secretary of the Treasury, or (3) such amount or percentage of the Eligible Employee's Compensation as determined by the Administrator in order to satisfy the actual deferral percentage test as set forth in Section 5.4 hereof.

                  (b) Enrollment. An Eligible Employee may enroll to make Elective Contributions effective as of the first day of any pay period (or such other date or dates as are established by the Administrator) coincident with or following the date on which the Eligible Employee satisfies the eligibility requirements of Section 2.1 hereof. An Eligible Employee shall enroll by filing with the Administrator a written election (on a form acceptable to the Administrator) directing the Employer to make Elective Contributions. The Eligible Employee shall file the written election with the Administrator within a reasonable time, as determined by the Administrator, prior to the election's effective date. Once filed, an Eligible Employee's written election authorizing Elective Contributions shall remain in effect until amended or discontinued pursuant to paragraph (c) or (d) below.

                  (c) Discontinuance of Elective Contributions. An Eligible Employee may discontinue his Elective Contributions effective as of the first day of any pay period by filing with the Administrator within a reasonable time, as determined by the Administrator, prior to the election's effective date, a revised written election directing the Employer to discontinue his Elective Contributions. The Eligible Employee's subsequent enrollment, if any, shall be effective only pursuant to the terms specified in paragraph (b) above.

                  (d) Increase or Decrease in Elective Contributions. An Eligible Employee may increase or decrease the amount of his Elective Contributions, effective as of the first day of the pay period coincident with or immediately following the first day of any calendar quarter, by filing with the Administrator within a reasonable time prior to the election's effective date, as determined by the Administrator, a revised written election directing the Employer to increase or decrease his Elective Contributions.

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                  (e) Return of Excess Elective Deferrals.

                           (i) If an Eligible Employee notifies the
Administrator in writing by the March 1 following the close of a Plan Year, or the Employer so determines on behalf of the Eligible Employee by the April 15 following the close of a Plan Year, that the Eligible Employee has made "Excess Elective Deferrals" for the Plan Year, the Administrator shall distribute to the Eligible Employee the amount of the Excess Elective Deferrals allocable to the Plan (including any earnings thereon through the close of the Plan Year) by the April 15 immediately following the close of the Plan Year. The term "Excess Elective Deferrals" means for any Plan Year (1) the sum of the amounts contributed as Elective Contributions on behalf of the Eligible Employee plus other elective deferrals made by the Eligible Employee pursuant to arrangements described in Code Sections 401(k), 408(k) and 403(b) for the Plan Year, minus
(2) the elective deferral limit of Code Section 402(g) in effect for the Plan Year. The Eligible Employee's written notification must contain a statement to the effect that, if such Excess Elective Deferrals were not distributed, the Eligible Employee's total Elective Contributions and other elective deferrals for the Plan Year would exceed the limit specified in Code Section 402(g) for the Plan Year.

                           (ii) Earnings allocable to Excess Elective Deferrals
for a Plan Year shall be determined (1) under any reasonable method used for allocating earnings to all Eligible Employees' Elective Contribution Subaccounts as applied consistently to all Eligible Employees for the Plan Year, or (2) by multiplying earnings allocable to the Participant's Elective Contribution Subaccount for the Plan Year by a fraction, the numerator of which is such Eligible Employee's Excess Elective Deferrals for the Plan Year, and the denominator of which is the Eligible Employee's Elective Contribution Subaccount balance as of the beginning of the Plan Year plus the Participant's Elective Contributions for the Plan Year.

                           (iii) To the extent required by applicable
nondiscrimination regulations, any Matching Contribution relating to an Excess Elective Deferral of a Highly Compensated Employee distributed in accordance with this Section 3.2(e) shall be declared a Forfeiture as of the end of the Plan Year in which the Excess Elective Deferral is distributed (even if the Highly Compensated Employee is vested in such Matching Contributions) except to the extent that the Matching Contribution is an Excess Aggregate Contribution distributed to the Highly Compensated Employee in accordance with Section 5.5(d) hereof.

         3.3 Matching Contributions.

                  (a) Eligibility. Each Qualifying Participant's Matching Contribution Subaccount shall be eligible for an allocation of the Matching Contribution, if any, made for a Plan Year provided that the Qualifying Participant has made an Elective Contribution for the Plan Year.

                  (b) Amount. The amount of the Matching Contribution, if any, for a Plan Year shall equal the amount determined by the Board of Directors; provided, however, that in no event shall the Matching Contribution for any Qualifying Participant exceed six percent of such Qualifying Participant's Compensation for the Plan Year for which the Matching Contribution is made. Matching Contributions may be made in cash, in Employer Stock, in other property of any kind or in any combination thereof, as the Employer may from time to time determine.

                  (c) Allocation. As of the last day of each Plan Year and following the allocation of earnings pursuant to Article 4 hereof, the Administrator shall allocate the Matching Contributions, if any, for a Plan Year to the Matching Contribution Subaccounts of the Qualifying Participants who made Elective Contributions for the Plan Year.

                  (d) Suspension, Reduction or Elimination of Matching Contributions. Notwithstanding any other provisions of the Plan, the Board of Directors may act to suspend, reduce or eliminate Matching Contributions to be made by the Employer and may rescind such action at any time. The Board of Directors shall not, however, suspend, reduce or eliminate a Matching Contribution for which a Participant has already satisfied the requirements for receiving an allocation thereof.

                  (e) Allocation of Forfeitures from Matching Contribution Subaccounts. As of the last day of each Plan Year and following the allocation of earnings pursuant to Article 4 hereof, Forfeitures attributable to Matching Contribution Subaccounts, if any, shall be allocated to Profit Sharing Contribution Subaccounts in the same manner as Profit Sharing Contributions are allocated under Section 3.4 hereof.

         3.4 Profit Sharing Contributions.

                  (a) Eligibility. Each Qualifying Participant's Profit Sharing Contribution Subaccount shall be eligible for an allocation of the Profit Sharing Contribution, if any, made for the Plan Year.

                  (b) Amount. The amount of the Profit Sharing Contribution, if any, for a Plan Year shall equal the amount determined by the Board of Directors. Profit Sharing Contributions may be made in cash, Employer Stock, in other property of any kind or in any combination thereof, as the Employer may from time to time determine.

                  (c) Allocation. As of the last day of each Plan Year and following the allocation of earnings pursuant to Article 4 hereof, the Administrator shall allocate the Profit Sharing Contribution, if any, for the Plan Year among the Profit Sharing Contribution Subaccounts of Qualifying Participants. The amount (or in the case of a Profit Sharing Contribution made in Employer Stock, the number of shares) allocated on behalf of each Qualifying Participant shall bear the same proportion to the total Profit Sharing Contribution (measured, in the case of a Profit Sharing Contribution made in the form of Employer Stock, by the number of shares contributed) for the Plan Year as the Participant's Compensation for the Plan Year bears to the total Compensation of all Qualifying Participants for the Plan Year.

                  (d) Suspension, Reduction or Elimination of Profit Sharing Contributions. Notwithstanding any other provisions of the Plan, the Board of Directors may act to suspend, reduce or eliminate Profit Sharing Contributions to be made by the Employer and may rescind such action at any time. The Board of Directors shall not, however, suspend, reduce or eliminate a Matching Contribution for which a Participant has already satisfied the requirements for receiving an allocation thereof.

                  (e) Allocation of Forfeitures from Profit Sharing Contribution Subaccounts. As of the last day of each Plan Year and following the allocation of earnings pursuant to Article 4 hereof, Forfeitures attributable to Participants' Profit Sharing Contribution Subaccounts, if any, shall be allocated to other Participants' Profit Sharing Contribution Subaccounts in the same manner as Profit Sharing Contributions are allocated under this Section 3.4.

         3.5 ESOP Contributions.

                  (a) Eligibility. Effective for Plan Years beginning before January 1, 2000, each Qualifying Participant's ESOP Contribution Subaccount shall receive an allocation of the ESOP Contribution made for the Plan Year. Effective for Plan Years beginning on and after January 1, 2000, each Eligible Employee shall receive an allocation of the ESOP Contribution made for the Plan Year.

                  (b) Amount.

                           (i) Effective for Plan Years beginning before January
1, 2000, the Employer shall make an ESOP Contribution for each Plan Year in an amount equal to three percent of the total Compensation of all Qualifying Participants. In addition, the Employer may make an additional ESOP Contribution for a Plan Year in an amount determined by the Board of Directors. Contributions may be made in cash, Employer Stock, in other property of any kind or in any combination thereof, as the Employer may from time to time determine. It is intended that the total ESOP Contributions for a Plan Year be sufficient in amount to permit the Plan to meet its obligations for the Plan Year under any Exempt Loan.

                           (ii) Effective for Plan Years beginning on and after
January 1, 2000, the Employer shall make an ESOP Contribution for each Plan Year in an amount equal to three percent of the total Compensation of all Eligible Employees. Such ESOP Contributions shall be intended to satisfy the "safe harbor contribution" provisions in Code Section 401(k)(12), and shall be 100% vested at all times and subject to the distribution requirements hereunder for Elective Contributions. In addition, the Employer may make an additional ESOP Contribution for a Plan Year in an amount determined by the Board of Directors. ESOP Contributions may be made in cash, Employer Stock, in other property of any kind or in any combination thereof, as the Employer may from time to time determine. It is intended that total ESOP Contributions for a Plan Year be sufficient in amount to permit the Plan to meet its obligations for the Plan Year under any Exempt Loan.

                  (c) Allocation. As of the last day of each Plan Year and following the allocation of earnings pursuant to Article 4 hereof, the Administrator shall allocate the ESOP Contribution for the Plan Year among the ESOP Contribution Subaccounts of Qualifying Participants, or, for Plan Years beginning on and after January 1, 2000, among the ESOP Contribution Subaccounts of Eligible Employees. The amount (or, in the case of a contribution made in Employer Stock, the numbers of shares) allocated on behalf of each Qualifying

Participant or Eligible Employee, as the case may be, shall bear the same proportion to the total ESOP Contribution (measured, in the case of a contribution made in the form of Employer Stock, by the number of shares contributed) for the Plan Year as the Compensation of the Qualifying Participant or Eligible Employee, as the case may be, for the Plan Year bears to the total Compensation of all Qualifying Participants or all Eligible Employees, as the case may be, for the Plan Year. Notwithstanding the foregoing, ESOP Contributions used to repay an Exempt Loan shall be allocated pursuant to
Section 14.2 hereof.

                  (d) Suspension, Reduction or Elimination of ESOP Contributions. Notwithstanding any other provision of the Plan, the Board of Directors may act to suspend, reduce or eliminate ESOP Contributions to be made by the Employer and may rescind any such action at any time. The Board of Directors shall not, however, suspend, reduce or eliminate an ESOP Contribution for which a Participant has already satisfied the requirements for receiving an allocation thereof.

                  (e) Allocation of Forfeitures from ESOP Contribution Subaccounts. As of the last day of each Plan Year and following the allocation of earnings pursuant to Article 4 hereof, Forfeitures attributable to Participant's ESOP Contribution Subaccounts, if any, shall be allocated to other Participants' ESOP Contribution Subaccounts in the same manner as ESOP Contributions are allocated under this Section 3.5.

                  (f) ESOP. The portion of the Plan comprised of the ESOP Contribution Subaccounts and any Suspense Accounts shall be considered an "employee stock ownership plan" within the meaning of Code Section 4975(e)(7).

         3.6 Rollovers. An Employee may, subject to such rules as may be prescribed by the Administrator, contribute to the Plan amounts that may be transferred pursuant to Code Section 402(c) or 408(d)(3) to a plan described in Code Section 401(a); provided, however, that such a contribution is in the form of cash.

         3.7 Participant After-Tax Contributions. A Participant shall not be permitted to make after-tax contributions to the Trust Fund.

         3.8 Determination of Contributions. The Board of Directors shall determine the amount of any Contribution other than (a) an Elective Contribution, (b) an ESOP Contribution intended to satisfy the "safe harbor contribution provisions" of Code Section 401(k)(12), or (c) a Rollover Contribution. The Board of Director's determination of such a Contribution shall bind all Participants, the Trustee and the Administrator. Such determination shall be final and conclusive and shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service or as a result of any subsequent adjustment of the Employer's records. The Trustee shall have no right or duty to inquire into the amount of the Contribution or the method used in determining the amount of such Contribution. The Trustee shall be accountable for only funds it actually receives.

         3.9 Time of Payment of Contributions. The Employer shall pay its Contribution for each Plan Year to the Trustee within the time prescribed by law, including extensions, for the filing of the Employer's federal income tax return for such Plan Year or within such other period as provided in Code Section 404(a)(6). Notwithstanding the preceding, the Employer shall pay Elective Contributions to the Trustee as of the earliest date the Employer can reasonably segregate such Elective Contributions from its general assets but not later than the 15th business day of the month following the date on which the Elective Contributions were withheld from Eligible Employee wages. However, upon satisfaction of regulations issued by the Department of Labor, twice each Plan Year the deadline for making Effective Contributions may be extended to the 25th business day of the month following the date the Elective Contributions were withheld.

         3.10 Return of Contributions.

                  (a) The Employer and the Plan hereby condition all Contributions (other than Rollover Contributions) to the Trust Fund upon the Employer obtaining a deduction pursuant to Code Section 404(a) in an equal amount for the Employer's taxable year ending with or within the Plan Year for which the Contributions are made. If all or any portion of a Contribution is not deductible for such Plan Year pursuant to Code Section 404(a), the Trustee shall return the nondeductible amount to the Employer, without earnings, but reduced by any losses attributable thereto, within one year of the disallowance of the deduction by the Internal Revenue Service.

                  (b) The Trustee, at the direction of the Employer, shall return to the Employer, without earnings, but reduced by any losses attributable thereto, any Contribution made due to a mistake of fact provided the Administrator determines that such mistake existed at the time of the Contribution. The Trustee may return a Contribution pursuant to this Section 3.10(b) only within 12 months of the date the Contribution was made.

                  (c) The Employer and the Plan condition all Contributions to Trust Fund upon the initial qualification of the Plan pursuant to Code Section 401(a). Within one year after the date the Internal Revenue Service determines that the Plan fails to qualify pursuant to Code Section 401(a), and provided that the Plan's application for determination to the Internal Revenue Service is made within the time prescribed by law, the Trustee shall return to the Employer the entire assets of the Plan attributable to all amounts contributed during the time the Plan failed to qualify.

                  (d) The Employer shall return Elective Contributions to Participants if such Contributions are returned to the Employer pursuant to paragraph (a), (b) or (c) above.

         3.11 Contributions for Veterans. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

                                   ARTICLE 4

                                    Accounts

         4.1 Separate Accounts and Records. The Administrator shall maintain a separate Account in the name of each Participant and Beneficiary having an interest in the Trust Fund. Contributions made on behalf of a Participant shall be credited to his Account. If a Participant is entitled to have a Contribution credited to his Account, but he terminates Employment before such Contribution has been made to the Trust Fund and such credit effected, such Contribution shall be made and such credit shall be effected as though the Participant had not terminated Employment. Records shall be kept showing separately the amount of Elective Contributions, Matching Contributions, Profit Sharing Contributions, ESOP Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and Rollover Contributions made on behalf of or by each Participant. A statement of a Participant's Account balance at each March 31, June 30, September 30, and December 31, shall be distributed to him within a reasonable time after each such date.

         4.2 Investment of Accounts.

                  (a) A Participant shall elect, at the time and in the manner prescribed by the Administrator, to have Contributions made on his behalf invested in one or more of the Investment Funds. The percentage of Contributions invested in any Investment Fund shall be an integral multiple of 1%.

                  (b) A Participant may elect, at the time and in the manner prescribed by the Administrator, to change the designation of the Investment Fund or Funds, in which future Contributions made on his behalf shall be invested, effective as of the first business day following such election, so long as, under the new designation, the percentage of future Contributions invested in any Investment Fund is an integral multiple of 1%.

                  (c) A Participant may elect, at the time and in the manner prescribed by the Administrator, to change how his existing Account shall be invested in the Investment Fund or Funds, effective as of the day following the next succeeding Valuation Date, so long as any reallocation of the amount invested in an Investment Fund must be made among the Investment Funds in an integral multiple of 1% of the value, at the time of the reallocation, of the Investment Fund as to which there is to be a reallocation.

                  (d) In the event that the Administrator liquidates an Investment Fund prior to the termination of the Plan, each Participant shall elect to invest the portion of his Account and future Contributions, which otherwise would have been invested in the liquidated Investment Fund, in the remaining Investment Fund or Funds.

                  (e) Notwithstanding paragraphs (a) through (d) above, a Participant may not direct the investment of his ESOP Contribution Subaccount, except that if cash dividends are paid on Employer Stock allocated to a Participant's ESOP Contribution Subaccount, and the Participant elects under
Section 4.3(b) hereof to have such dividends credited to his ESOP Contribution Subaccount, the Participant may direct the investment of such dividends among the Investment Funds.

         4.3 Valuation of Accounts.

                  (a) As of each Valuation Date, all income and gains (realized and unrealized) relating to each Investment Fund for the period since the next preceding Valuation Date shall be credited to, and all losses (realized and unrealized) and expenses of such Investment Fund for the period since the next preceding Valuation Date shall be charged to, the various Accounts invested in such Investment Fund as of such Valuation Date, in proportion to the values of the portions of such Accounts invested in such Investment Fund as of the next preceding Valuation Date.

                  (b) Notwithstanding paragraph (a) above, if cash dividends are payable with respect to Employer Stock allocated to a Participant's ESOP Contribution Subaccount that (A) were not acquired with the proceeds of an Exempt Loan, or (B) were acquired with the proceeds of an Exempt Loan for which the Plan is no longer obligated to make payments, the Administrator, in its sole discretion, may direct the Corporation to pay the dividends either directly to the Participants or to the Trustee. If the cash dividends are paid to the Trustee, the Trustee shall distribute the dividends to the Participant no later than 90 days after the end of the Plan Year in which the Trustee received the dividends. Effective October 1, 1998, if cash dividends are paid to the Trustee, the Trustee may allow each Participant to direct that the dividends be credited to his ESOP Contribution Subaccount. If the Participant does not direct the Trustee to credit the dividends to the Participant's ESOP Contribution Subaccount, the Trustee shall distribute the dividends to the Participant no later than 90 days after the end of the Plan Year in which the Trustee received the dividends.

                  (c) Notwithstanding paragraph (a) above, any stock dividend paid to the Trustee with respect to shares of Employer Stock shall be credited to the Contribution Subaccount to which the Employer Stock on which such dividend was declared was allocated.

                  (d) The Administrator shall determine the value of a Participant's Account for purposes of Articles 6 and 8 hereof as of the Valuation Date immediately preceding the date a distribution occurs or commences. Contributions or Forfeitures, if any, shall be included in the valuation if the Account otherwise qualifies for such allocation and the Valuation Date is actually the last day of a Plan Year, or if the Plan otherwise requires allocation of such amounts, as of such Valuation Date.

                  (e) If the Administrator determines that valuing a Participant's Account as of the immediately preceding Valuation Date would significantly jeopardize the interests of the Plan and its Participants because, due to subsequent market fluctuations or other developments, that valuation would inaccurately reflect the value of the Participant's Account as of the date distribution occurs or commences, the Administrator may, in its discretion, value the Participant's Account as of a date closer to the date the distribution occurs or commences.

                  (f) The Trustee shall determine, as appropriate, the value of the Employer Stock and other assets of the Trust Fund pursuant to this Article 4 and for all other purposes of the Plan and Trust.

         4.4 Independent Appraiser. All valuations of Employer Stock which are not readily tradable on an established securities market shall be made by an independent appraiser, within the meaning of Treasury Regulations prescribed under Code Section 170(a)(1). The determination of the value of the Employer Stock made by the Independent Appraiser shall be the "fair market value" of the Employer Stock.

                                   ARTICLE 5

                    Contribution And Allocation Restrictions

         5.1 Maximum Limits on Allocations. This Section 5.1 shall limit Contributions and allocations made pursuant to Article 3 hereof.

                  (a) The annual addition to a Participant's Account for any Plan Year shall not exceed the lesser of $30,000 or 25% of the Compensation paid to the Participant for the Plan Year.

                  (b) The term "annual addition" means the sum allocated to a Participant's Account for any Plan Year of contributions and forfeitures, if any, pursuant to this Plan (except as excluded below) and allocated to his credit under all other defined contribution plans maintained by the Employer for the Plan Year, including employee contributions but excluding rollover contributions. Contributions allocated to any individual accounts which are part of a pension or annuity plan under Code Sections 415(l) and 419A(d)(2) shall be treated as annual additions to a defined contribution plan for purposes of paragraph (a) above. The term "annual additions" shall not include earnings allocated to a Participant's Account pursuant to Section 4.1 hereof. In the event that the proceeds of an Exempt Loan were used to purchase Employer Stock held in a Suspense Account, computation of annual additions pursuant to this
Article 5 shall be made with respect to the lesser of (i) the amount of ESOP Contributions used to repay the Exempt Loan, or (ii) the fair market value of the Employer Stock released from the Suspense Account. If no more than one-third of the ESOP Contribution deductible under Code Section 404(a)(9) for a Plan Year is allocated to Highly Compensated Employees, allocations of (i) Forfeitures of Employer Stock acquired with the proceeds of an Exempt Loan, and (ii) ESOP Contributions attributable to interest payments made on an Exempt Loan, for such Plan Year shall not be considered annual additions.

                  (c) In the event that a Participant's annual addition exceeds the limits set forth in paragraph (a) above, pursuant to Treasury Regulation ss. 1.415-6(b)(6), the Administrator shall eliminate the excess annual addition in the following manner and in the following order: (i) by refunding Elective Contributions to the Participant,
(ii) by reducing Matching Contributions, if any, made on behalf of the Participant, (iii) by reducing Profit Sharing Contributions, if any, made on behalf of the Participant, and (iv) by reducing ESOP Contributions made on behalf of the Participant. If all or any portion of the excess annual addition is attributable to Contributions other than Elective Contributions, the Administrator shall reallocate the excess annual addition under one of the following methods:

                           (i) The excess annual addition shall be reallocated
to the Accounts of the Participants in the Plan who have not exceeded the limit set forth in paragraph (a) above. If the reallocation causes the limit set forth in paragraph (a) above to be exceeded with respect to any Participant for the Plan Year, then the remaining excess annual addition shall be held unallocated in a suspense account and reallocated to Participants' Accounts in the next (or succeeding, if necessary) Plan Year(s) before the allocation of additional Contributions.

                           (ii) The excess annual addition shall be used to
reduce Contributions (other than Rollover Contributions) for the next (or succeeding, if necessary) Plan Year(s) for the Participant who incurred the excess amount provided that the Participant is an Employee covered by the Plan at the end of such Plan Year. If the Participant is no longer an Employee covered by the Plan as of the end of such Plan Year, the excess annual addition shall be held unallocated in a suspense account and reallocated in the next (or succeeding, if necessary) Plan Year(s) to all remaining Participants as a reduction of Contributions (other than Rollover Contributions). Excess annual additions may not be distributed to Participants.

                           (iii) The excess annual addition shall be held
unallocated in a suspense account for the Plan Year and reallocated in the next (or succeeding, if necessary) Plan Year(s) to the Accounts of all Participants. The excess annual addition must be used to reduce Contributions (other than Rollover Contributions) for the next (and succeeding, if necessary) Plan Year(s). Excess annual additions may not be distributed to Participants.

                  (d) Any excess amount held in a suspense account shall not share in earnings of the Trust Fund. If the Plan terminates before the allocation of such excess, the excess shall revert to the Employer, to the extent that it may not be allocated to any Participant's Account.

         5.2 Limitations for Defined Benefit and Defined Contribution Plans Covering the Same Employee. For Plan Years beginning before January 1, 2000, the Plan shall comply with the limitations of Code Section 415(e), which limitations are incorporated herein by reference.

         5.3 Limitation on Allocation to Accounts With Respect to Shareholder Electing Gain Deferral.

                  (a) If a shareholder of the Corporation sells Employer Stock to the Trust Fund and elects (with the consent of the Corporation) nonrecognition of gain under Code Section 1042, no portion of such Employer Stock may be allocated during the nonallocation period (as defined in paragraph
(b) below) to the Account of (or be allocated directly or indirectly under any plan of the Employer for the benefit of: (i) the shareholder who made the election under

Code Section 1042 with respect to such Employer Stock, or (ii) such shareholder's spouse, brothers or sisters (whether by whole or half blood), ancestors or lineal descendants (except as to certain lineal descendants, to the extent permitted under Code Section 409(n)(3)(A)) or any other person who bears a relationship to him that is described in Code Section 267(b).

                  (b) The "nonallocation period" is the period beginning on the date of the sale of the Employer Stock to the Trust Fund and ending on the later of (i) the date that is 10 years from the date of that sale, or (ii) the date of the Plan allocation attributable to the final payment of any loan obligation incurred by the Plan in connection with that sale.

                  (c) No portion of the Employer Stock purchased in any transaction to which Code Section 1042 applies (or any dividends or other income attributable thereto) may thereafter be allocated to the Account of any Participant owning (as determined under Code Section 318(a) (without regard to Code Section 318(a)(2)(B)(i)), during the entire one-year period preceding the date of sale of the Employer Stock or as of the date such Employer Stock are allocated, more than 25% of any class of outstanding stock of the Employer or of the total value of any class of outstanding stock of the Employer.

         5.4 Actual Deferral Percentage Test.

                  (a) Applying the Test. Each Plan Year for which the Plan does not satisfy the "safe harbor contribution" provisions of Code Section 401(k)(12), the actual deferral percentage (the "ADP") for Eligible Employees who are HCEs may not exceed the greater of: (i) 1.25 times the ADP for all Eligible Employees who are not HCEs, or (ii) the lesser of (A) two times the ADP of Eligible Employees who are not HCEs, or (B) the ADP of Participants who are not HCEs plus two percentage points. The Administrator shall determine the Eligible Employees' deferral percentages consistent with Code Section 401(k)(3) and applicable Treasury Regulations, which the Plan incorporates herein by reference. The Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, if any, used to satisfy such test.

                  (b) ADP Defined. Each Plan Year for which the Plan does not satisfy the "safe harbor contribution" provisions of Code Section 401(k)(12), the Administrator shall determine the ADP as follows:

                           (i) The ADP for the HCEs shall equal the average of
the ratios, calculated separately for each Eligible Employee in the group, of
(A) the allocations of Elective Contributions and Qualified Nonelective Contributions or Qualified Matching Contributions (if any and to the extent not taken into account for purposes of the actual contribution percentage test of
Section 5.5 hereof), excluding earnings thereon, to the Eligible Employee's Elective Contribution Subaccount and Qualified Nonelective Contribution Subaccount or Qualified Matching Contribution Subaccount for the current Plan Year to (B) the Eligible Employee's Compensation for the current Plan Year. The ADP for the Eligible Employees who are not HCEs shall equal the average of the ratios, calculated separately for each Eligible Employee in the group, of (A) the allocations of Elective Contributions and Qualified Nonelective Contributions or Qualified Matching Contributions (if any and to the extent not taken into account for purposes of the actual contribution percentage test of Section 5.5 hereof), excluding earnings thereon, to the Eligible Employee's Elective Contribution Subaccount and Qualified Nonelective Contribution Subaccount or Qualified Matching Contribution Subaccount for the previous Plan Year to (B) the Eligible Employee's Compensation for the previous Plan Year. Excess Elective Deferrals of Eligible Employees who are not HCEs, determined pursuant to Section 3.2(e) hereof, are not taken into account for purposes of ADP testing. For the first Plan Year in which Eligible Employees are eligible to make Elective Contributions, the ADP for Eligible Employees other than HCEs shall be deemed to be three percent.

                           (ii) The ADP for any Eligible Employee who is an HCE
and eligible to have elective contributions allocated to his accounts under this Plan and one or more other plans or arrangements described in Code Section 401(k) maintained by the Employer shall be determined as if all such contributions were made pursuant to a single arrangement.

                  (c) Excess Elective Contributions.

                           (i) If, for any Plan Year, the total amount of
Elective Contributions allocated to the Elective Contribution Subaccounts of HCEs exceeds the maximum amount of Elective Contributions permitted in paragraph
(a) above ("Excess Elective Contributions"), the Administrator may distribute such Excess Elective Contributions, plus earnings thereon, to some or all of the Eligible Employees who are HCEs (determined by reducing Elective Contributions made on behalf of HCEs in order of the HCEs with the greatest dollar amount of Elective Contributions). The Administrator may make such distributions on or before March 15, but in no event later than December 31, of the Plan Year following the Plan Year in which the Excess Elective Contributions arose. The Administrator shall calculate any Excess Elective Contributions under this
Section 5.4(e) after determining the amount of Excess Elective Deferrals pursuant to Article 3 hereof.

                           (ii) Earnings allocable to an Eligible Employee's
Excess Elective Contributions shall be determined (A) under any reasonable method used for allocating earnings to all Eligible Employees' Elective Contribution Subaccounts as applied consistently to all Eligible Employees for the Plan Year, or (B) by multiplying earnings allocable to the Eligible Employee's Elective Contributions for the Plan Year by a fraction, the numerator of which equals the Eligible Employee's Excess Elective Contributions for the Plan Year, and the denominator of which equals the Eligible Employee's Elective Contribution Subaccount balance as of the beginning of the Plan Year plus the Participant's Elective Contributions for the Plan Year. The Administrator may distribute Excess Elective Contributions (and earnings thereon) without regard to consent otherwise required for Plan distributions.

                           (iii) To the extent required by applicable
nondiscrimination regulations, any Matching Contribution relating to Excess Elective Contributions distributed to an HCE in accordance with this Section 5.4(c) shall be declared a Forfeiture as of the end of the Plan Year in which the Excess Elective Contribution is distributed (even if the HCE is vested in such Matching Contribution) except to the extent that the Matching Contribution is an Excess Aggregate Contribution distributed to the HCE in accordance with
Section 5.5(d) hereof.

         5.5 Actual Contribution Percentage Test.

                  (a) Applying The Test. Each Plan Year for which the Plan does not satisfy the "safe harbor contribution" provisions of Code Section 401(k)(12), Matching Contributions (other than Qualified Matching Contributions limited pursuant to the average deferral percentage test of Section 5.4 hereof) shall be limited pursuant to the actual contribution percentage ("ACP") test. The ACP for Participants who are HCEs may not exceed the greater of: (i) 1.25 times the ACP for all Participants who are not HCEs, or (ii) the lesser of (A) two times the ACP for all Participants who are not HCEs, or (B) the ACP for all Participants who are not HCEs plus two percentage points. The Administrator shall determine each Participant's ACP consistent with Code Section 401(m)(3) and applicable Treasury Regulations, which are hereby incorporated herein by reference. The Administrator shall maintain records sufficient to demonstrate satisfaction of the ACP test, and the amount of Qualified Nonelective Contributions and Qualified Matching Contributions, if any, used to satisfy such test.

                  (b) Multiple Use. The Administrator shall adjust the limit described in paragraph (a)(ii) above in accordance with Section 1.401(m)-2 of the Treasury Regulations to avoid multiple use of that limit for any Participant who is an HCE. If multiple use occurs, such multiple use shall be corrected by reducing the ACP of HCEs who are eligible in both the Plan's cash or deferred arrangement and the portion of the Plan subject to Code Section 401(m) in accordance with paragraph (c) below. Multiple use shall not occur if the sum of the ADP and ACP for HCEs does not exceed the aggregate limit. The aggregate limit is the greater of (i) or (ii) below:

                           (i) The sum of: (A) 1.25 times the greater of (1) the
ADP for all Participants who are not HCEs; or (2) the ACP for all Participants who are not HCEs; and (B) the lesser of (A)(1) or (A)(2) above, plus two percent (provided this number does not exceed two times the lesser of (A)(1) or (A)(2) above).

                           (ii) The sum of: (A) 1.25 times the lesser of (1) the
ADP for all Participants who are not HCEs, or (2) the ACP for all Participants who are not HCEs; and (B) the greater of (A)(1) or (A)(2) above, plus two percent (provided this number does not exceed two times the greater of either
(A)(1) or (A)(2) above).

                  (c) ACP Defined. Each Plan Year for which the Plan does not satisfy the "safe harbor contribution" provisions of Code Section 401(k)(12), the Administrator shall determine the ACP as follows:

                           (i) The ACP for HCEs shall equal the average of the
ratios, calculated separately for each Participant in the group, of (A) the allocations of Matching Contributions (to the extent not taken into account for purposes of the average deferral percentage test of Section 5.4 hereof), excluding earnings thereon, to the Participant's Matching Contribution Subaccount for the current Plan Year to (B) the Participant's Compensation for the current Plan Year. The ACP for the Participants who are not HCEs shall equal the average of the ratios, calculated separately for each Participant in the group, of (A) the allocations of Matching Contributions (to the extent not taken into account for purposes of the average deferral percentage test of Section

5.4 hereof), excluding earnings thereon, to the Participant's Matching Contribution Subaccount for the previous Plan Year to (B) the Participant's Compensation for the previous Plan Year. Qualified Nonelective Contributions or Qualified Matching Contributions, if any, (to the extent not taken into account for purposes of the average deferral percentage test of Section 5.4 hereof) may be taken into account for purposes of calculating the ACP for Participants.

                           (ii) The ACP for any Participant who is an HCE and
eligible to have matching contributions, if any, allocated to his accounts under this Plan and one or more other plans or arrangements described in Code Section 401(m) maintained by the Employer shall be determined as if all such matching contributions were made pursuant to a single arrangement.

                  (d) Excess Aggregate Contributions.

                           (i) If, for any Plan Year, the aggregate amount of
Matching Contributions allocated to the Matching Contributions Subaccounts, if any, of Participants who are HCEs exceeds the maximum amount permitted under paragraph (a) above ("Excess Aggregate Contributions"), the Administrator may distribute such Excess Aggregate Contributions, plus earnings thereon, to some or all of the Participants who are HCEs (determined by reducing Matching Contributions made on behalf of HCEs, in order of the HCEs with the greatest dollar amount of Matching Contributions). The Administrator may distribute such Excess Matching Contributions on or before March 15, but not later than December 31, of the Plan Year following the Plan Year in which such Excess Matching Contributions arose. The Administrator shall distribute any Excess Aggregate Contributions under this Section 5.5(d) after determining the amount of Excess Elective Deferrals pursuant to Article 3 hereof and the amount of Excess Elective Contributions pursuant to Section 5.4(c) hereof.

                           (ii) Earnings allocable to a Participant's Excess
Aggregate Contributions shall be determined (1) under any reasonable method used for allocating earnings to all Participants' Matching Contribution Subaccounts as applied consistently to all Participants for the Plan Year, or (2) by multiplying earnings allocated to the Participant's Matching Contributions for the Plan Year by a fraction, the numerator of which equals the Participant's Excess Aggregate Contributions for the Plan Year, and the denominator of which equals the Participant's Matching Contribution Subaccount balance (and Qualified Matching Contribution Subaccount balance, if any) as of the beginning of the Plan Year plus the Participant's Matching Contributions (and Qualified Matching Contributions, if any) for the Plan Year. The Administrator may distribute Excess Aggregate Contributions (and earnings thereon) without regard to consent otherwise required for Plan distributions.

         5.6 Qualified Nonelective Contributions and Qualified Matching Contributions. Pursuant to Treasury Regulations and in lieu of distributing Excess Elective Contributions or Excess Aggregate Contributions, the Corporation may elect for the Employer to make Qualified Nonelective Contributions or Qualified Matching Contributions to the Trust Fund on behalf of all or some of Participants. The Administrator shall allocate Qualified Nonelective Contributions or Qualified Matching Contributions to Participants' Qualified

Nonelective Contribution Subaccounts or Qualified Matching Subaccounts in a manner that does not discriminate in favor of Highly Compensated Employees.

                                   ARTICLE 6

                                     Vesting

         6.1 Vesting.

         (a) A Participant shall have a Vested Percentage of 100% at all times in his Elective Contribution Subaccount, Qualified Nonelective Contribution Subaccount, Qualified Matching Contribution Subaccount, Rollover Contribution Subaccount and the portion of his ESOP Contribution Subaccount attributable to ESOP Contributions made for Plan Years beginning on and after January 1, 2000 (including earnings thereon) intended to satisfy the "safe harbor contribution provisions" of Code Section 401(k)(12).

         (b) A Participant's Vested Percentage in his Matching Contribution Subaccount, Profit Sharing Contribution Subaccount and the portion his ESOP Contribution Subaccount attributable to ESOP Contributions made for Plan Years beginning before January 1, 2000 (including earnings thereon) shall be determined as follows:

                           (i) A Participant shall have a Vested Percentage of
100% in the foregoing Subaccounts upon his attainment of Normal Retirement Age, if he is Employed on such date, or upon termination of Employment on account of death or Disability; or

                           (ii) A Participant's Vested Percentage in the
foregoing Subaccounts shall be determined in accordance with the following schedule:

                  Years of Service          Vested Percentage
                  ----------------          -----------------

                  Less than three             0%
                         3                   60%
                         4                   80%
                         5                  100%

                  (c) Change in Vesting Schedule. In no event shall a change in the Plan's vesting schedule reduce a Participant's Vested Percentage in his Account. Upon a change in the Plan's vesting schedule, a Participant who has accumulated at least three Years of Service may elect to determine the Vested Percentage in his Account pursuant to either the revised vesting schedule or the vesting schedule without regard to such change. Such election shall be made during an election period which shall commence with the date the amendment is adopted or deemed to be made and shall end 60 days after the latest of the date the amendment is adopted, becomes effective, or the date the Participant is issued written notice of the amendment by the Employer or the Administrator.

         6.2 Forfeitures.

                  (a) The nonvested portion of a Participant's Account shall constitute a Forfeiture on the earlier of: (i) the date of distribution of the entire vested portion of the Participant's Account, or (ii) the date on which the Participant incurs five consecutive One-Year Breaks in Service. A Participant who is zero percent vested in his Account shall be deemed to have received a distribution of the entire vested portion thereof on the date on which he terminates Employment, and his nonvested Account shall be forfeited on such date.

                  (b) Forfeitures shall be charged first against the portion of a Participant's Account invested in the Investment Funds other than the Employer Stock Fund, second to the portion of the Participant's Account invested in Employer Stock allocated without regard to an Exempt Loan, and third to the portion of the Participant's Account invested in Employer Stock allocated in accordance with an Exempt Loan. Forfeitures shall be reallocated, in accordance with Article 3 hereof, as of the end of the Plan Year in which the Forfeiture occurs.

                  (c) If a Participant who previously terminated Employment when he was zero percent vested in his Account and whose entire Account was forfeited pursuant to paragraph (a) above, is rehired by the Employer prior to the date on which the Participant incurs five consecutive One-Year Breaks in Service, the forfeited Account shall be reinstated in full immediately upon Participant's rehire by the Employer.

                  (d) If a Participant who (i) previously terminated Employment with the Employer, (ii) received a distribution of his entire vested Account, and (iii) forfeited his nonvested Account pursuant to paragraph (a) above, is rehired by the Employer prior to the date on which the Participant incurs five consecutive One-Year Breaks in Service, the forfeited Account shall be reinstated only if the Participant repays the full amount of the distribution prior to the date five years after the date of his rehire by the Employer. If such a Participant is rehired by the Employer after the date on which he incurs five consecutive One-Year Breaks in Service, the Participant may not repay the distribution, and the forfeited Account shall not be reinstated.

                  (e) If an Account of a Participant is reinstated pursuant to this Section 6.2, the Account shall be reinstated unadjusted by gains or losses since the Valuation Date coinciding with or immediately preceding the date of Forfeiture. The source of the funds and/or Employer Stock for the reinstatement shall be the Forfeitures occurring during the Plan Year of reinstatement. If the Forfeitures for such Plan Year are inadequate to reinstate the Account in full, the Employer shall make a special contribution to reinstate the Account.

         6.3 Reinstatement of Service Upon Rehire.

                  (a) If a Participant who previously terminated Employment is rehired by the Employer before he incurs a One-Year Break in Service, all of his Years of Service shall be counted toward his Vested Percentage.

                  (b) If a Participant who previously terminated Employment is rehired by the Employer after he incurs a One-Year Break in Service but before he completes five consecutive

One-Year Breaks in Service, his pre-Break service shall be included in his Years of Service for purposes of determining his Vested Percentage only after he completes one Year of Service following the date of his rehire by the Employer.

                  (c) If a Participant who previously terminated Employment when his Vested Percentage in his entire Account was zero is rehired after he incurs at least five consecutive One-Year Breaks in Service, his Years of Service completed prior to such consecutive One-Year Breaks in Service shall be disregarded in determining his Vested Percentage under the Plan.

                  (d) If a Participant who previously terminated Employment when he had a Vested Percentage of more than zero, but less than 100, is rehired by the Employer after he incurs five consecutive One-Year Breaks in Service, the Participant's Vested Percentage in his Account attributable to Employer Contributions made prior to such consecutive One-Year Breaks in Service shall not be increased as a result of his post Break service.

                  (e) For purposes of this Section 6.3, Years of Service completed by a Participant prior to his One-Year Break in Service shall not include any Years of Service disregarded pursuant to this Section 6.3 by reason of prior One-Year Breaks in Service.

                                   ARTICLE 7

                          Withdrawals During Employment

         7.1 Hardship Withdrawals.

                  (a) Generally. In the event a Participant suffers a financial hardship while Employed, the Administrator, upon written application by the Participant, may permit him to withdraw all or a portion of his Elective Contribution Subaccount, Matching Contribution Subaccount (only if the Participant has a Vested Percentage of 100% in such Subaccount), Profit Sharing Contribution Subaccount (only if the Participant has a Vested Percentage of 100% in such Subaccount), Qualified Nonelective Contribution Subaccount and Qualified Matching Contributions Subaccount, provided that the withdrawal is made on account of an immediate and heavy financial need of the Participant and does not exceed the lesser of (i) the amount required to meet such financial need, or
(ii) the sum of the balances in the foregoing Subaccounts as of the next preceding Valuation Date, minus any earnings on Elective Contributions earned after December 31, 1988.

                  (b) Immediate and Heavy Financial Need. The determination of whether there is an immediate and heavy financial need shall be made by the Administrator in a uniform and nondiscriminatory manner based on all relevant circumstances. An immediate and heavy financial need shall be considered to exist for purposes of this Section 7.1 if a withdrawal is made on account of the following:

                           (i) Medical expenses, described in Code Section
213(d), previously incurred by the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

                           (ii) The purchase (excluding mortgage payments) of a
principal residence for the Participant;

                           (iii) The payment of tuition, related educational
expenses and room and board for the next 12 months of post-secondary education for the Participant, his spouse, child, or dependent;

                           (iv) The need to prevent the eviction of the
Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence;

                           (v) Other expenses listed in Internal Revenue Service
revenue rulings or notices, or other Internal Revenue Service documents of general, rather than individual, applicability; or

                           (vi) Such other expenses that the Administrator may,
in its discretion, determine constitute immediate and heavy financial needs.

                  (c) Other Available Resources. A distribution shall not be considered necessary to satisfy an immediate and heavy financial need to the extent such need may be satisfied from other resources reasonably available to the Participant. The Participant shall be required to provide to the Administrator a written certification as to the nature of the financial hardship, the funds that are reasonably available to him from other sources, and the amount he desires to withdraw from his Account. The Administrator shall not be obligated to make any further investigation as to the facts and circumstances to which the Participant certifies. The sources reasonably available to the Participant include the following:

                           (i) Reimbursement or compensation by insurance or
otherwise;

                           (ii) Reasonable liquidation of the Participant's
assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                           (iii) Cessation of the Participant's Elective
Contributions under the Plan;

                           (iv) Other distributions from plans maintained by the
Employer or by any other employer, or loans from commercial sources on reasonable commercial terms; or

                           (v) Assets of the Participant's spouse or minor
children reasonably available to the Participant.

                  (d) Order of Withdrawal. In order to provide funds for a hardship withdrawal from a Subaccount, amounts shall be withdrawn pro rata from each of the Investment Funds in which the Subaccount is invested.

         7.2 Withdrawals After Age 59 1/2. A Participant who has attained age 59 1/2 may elect to withdraw all or a portion of any of his Subaccounts in which he has a Vested Percentage of 100. In order to provide funds for a withdrawal after age 59-1/2, amounts shall be withdrawn pro rata from each of the Investment Funds in which such Subaccounts are invested.

         7.3 Diversification of Investments. A Participant who has attained age 55 and completed at least ten years of participation in the Plan may elect in each of the Plan Years during his "qualified election period" (as defined in paragraph (b) below) to transfer the value of a specified number of shares of Employer Stock allocated to his ESOP Contribution Subaccount to one or more of the other Investment Funds, or to withdraw such shares from the Plan, pursuant to the following:

                  (a) Amount Eligible for Transfer or Withdrawal. In each of the first five Plan Years of the Participant's qualified election period, the Participant may transfer or withdraw, the value of (i) up to 25 percent of the total number of shares of Employer Stock that have been allocated to his ESOP Contribution Subaccount as of the immediately preceding Valuation Date, less
(ii) the number of shares of Employer Stock the Participant previously elected to transfer or withdraw, if any. In each of the sixth through tenth Plan Years of the Participant's qualified election period, "50 percent" shall be substituted for "25 percent" in the preceding sentence in determining the number of shares the Participant may transfer or withdraw.

                  (b) Qualified Election Period. "Qualified election period" means the ten consecutive Plan Years commencing on the first day of the Plan Year in which the Participant attains age 55 and has completed at least ten years of participation in the Plan.

                  (c) Transfer/Distribution Procedure. A Participant must make an election to transfer or withdraw shares of Employer Stock in accordance with this Section 7.3, in writing, within the 90-day period following the close of each Plan Year during his qualified election period. The Administrator shall transfer or distribute the amount designated by the Participant's election within 90 days after the date the Participant's election is filed with the Administrator. For Plan Years beginning before January 1, 2000, the Participant could only elect to withdraw such amounts.

                                   ARTICLE 8

                                  Distributions

         8.1 Entitlement to Distribution. Upon a Participant's termination of Employment (with the Employer and any Affiliate) for any reason, he (or, in the event of his death, his Beneficiary) shall be entitled to a distribution in the amount of his Account.

         8.2 Time of Distribution.

                  (a) If, on the Valuation Date coincident with or next following the date of a Participant's termination of Employment, the value of the Participant's Account exceeds $5,000 and the Participant has not attained age 65, the distribution shall be made as soon as practicable after the Participant elects, in writing delivered to the Administrator, to receive a distribution of his Account hereunder. A Participant may defer his distribution until the date on which the Participant attains age 65.

                  (b) If, on any Valuation Date coincident with or following the date of a Participant's termination of Employment with the Employer or an Affiliate, the value of the Participant's Account is not greater than $5,000 or the Participant attains age 65, the distribution shall be made as soon as practicable after such Valuation Date.

                  (c) A Participant shall receive a distribution of his entire interest in the Plan not later than his Required Beginning Date.

                           (i) If a Participant (A) is a 5% owner (as defined in
Code Section 416) with respect to the calendar year in which the Participant attained age 70 1/2, and (B) has not terminated Employment, then, with respect to each calendar year during which and after the Participant attained age 70 1/2, the Plan shall distribute to the Participant, at his election, either the minimum distribution required under Code Section 401(a)(9) or the Participant's Account balance as of the applicable Valuation Date. Such distribution shall be made (A) as soon as practicable after the December 31 of the calendar year in which the Participant attained age 70 1/2 (but not later than the April 1 following such calendar year), or (B) on or before the December 31 of any calendar year thereafter. For this purpose, "applicable Valuation Date" means the Participant's Account balance as of the December 31 of the calendar year immediately preceding the calendar year for which the required distribution is made.

                           (ii) Notwithstanding (i) above, if a Participant
attains age 70 1/2 on or before April 7, 2000, is not a 5% owner (as defined in Code Section 416) with respect to the calendar year in which the Participant attained age 70 1/2, and has not terminated Employment, he may elect, at the time and in the manner prescribed by the Administrator to (A) defer any distribution of his Account until after his termination of Employment, or (B) to begin (or continue) receiving in-service distributions of his Account upon his attainment of age 70 1/2. If the Participant elects to receive in-service distributions of his Account, then, with respect to each calendar year during which and after the Participant attained age 70 1/2, the Plan shall make in-service distributions to the Participant as if he were a Participant described in (i) above.

                  (d) In addition, unless the Participant elects otherwise, distributions to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains Normal Retirement Age; (ii) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates Employment.

                  (e) If a Participant dies after the Required Beginning Date, any distribution payable after the death of the Participant shall be made in accordance with the terms of, and at least a rapidly as under, the form of distribution elected by the Participant and in effect on his date of death. If a Participant dies before the Required Beginning Date, any distribution payable after the death of the Participant shall meet one of the following requirements:

                           (i) If a distribution is payable to the surviving
spouse of a Participant, such distribution shall commence no later than the date on which the Participant would have attained age 70 1/2 and shall be paid over a period no longer than the life of such spouse or a period not extending beyond the life expectancy of such spouse.

                           (ii) If a distribution is payable to a designated
Beneficiary other than a surviving spouse, such distribution shall commence within one year after the date of the Participant's death and shall be paid over a period no longer than the life of such designated Beneficiary or a period not extending beyond the life expectancy of such designated Beneficiary.

                           (iii) If a Participant has no surviving spouse or
designated Beneficiary, distribution of the Participant's entire interest in the Plan shall be made within five years of the death of the Participant.

                  (f) Each distribution under the Plan shall be made in accordance with Code Section 401(a)(9), including the minimum death benefit requirements of Code Section 401(a)(9)(G), and the Treasury Regulations thereunder. If any provision of the Plan conflicts with the requirements of Code
Section 401(a)(9) and the Treasury Regulations thereunder, the requirements of Code Section 401(a)(9) and the Treasury Regulations thereunder shall supersede any such Plan provision.

                  (g) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may be made less than 30 days after the notices required under Treasury Regulation Section 1.411(a)-11(c) and Code
Section 402(f) is given provided that (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notices to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

         8.3 Method of Distribution.

                  (a) A distribution under this Plan shall be paid in a lump sum
(i) to the Participant (or to the Alternate Payee designated in a Qualified Domestic Relations Order), or (ii) on the death of the Participant, to the Participant's surviving spouse, or, if there is no surviving spouse or the surviving spouse consents, or such consent may not be obtained, as described in
Section 8.5(b) hereof, to a designated Beneficiary.

                  (b) A distribution to a Participant or Beneficiary shall be made in cash, except that, with respect to (i) that portion of an Account (other than the ESOP Contribution Subaccount) invested in the Employer Stock Fund, the distribution may be made, at the election of the Participant, either in cash, whole shares of Employer Stock, and cash in lieu of fractional shares thereof or partly in cash and partly in Employer Stock, and (ii) an ESOP Contribution Subaccount, the distribution shall be made in whole shares of Employer Stock and cash in lieu of fractional shares thereof.

                  (c) Notwithstanding paragraphs (a) and (b) above, (i) the Administrator may elect in a uniform and nondiscriminatory manner, to defer distribution of the portion of a Participant's ESOP Contribution Subaccount attributable to Employer Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such Exempt Loan is repaid in full (this clause shall not be operative if Code Section 401(a)(9) or (14) requires an earlier distribution of the Participant's ESOP Contribution Subaccount), and
(ii) no distribution from the Plan shall be paid in Employer Stock if, at the time of distribution, (A) the Corporation's bylaws restrict ownership of substantially all securities of the Corporation to the Plan and to active Employees, or (B) the Corporation is an S corporation under the Code.

         8.4 Prohibition on Alienation. The rights of a Participant or Beneficiary to receive a distribution shall not be subject to alienation or assignment, and shall not be subject to anticipation, encumbrance or claims of creditors. Neither a distribution to the estate of a deceased Participant or Beneficiary or to an heir or legatee of a right to receive a distribution hereunder, nor a distribution in accordance with a Qualified Domestic Relations Order, shall be deemed an alienation, assignment or anticipation for the purposes of this Section 8.4.

         8.5 Designation of Beneficiary.

                  (a) Each Participant may designate a person or persons who shall receive the distribution payable hereunder on the death of the Participant, and shall, subject to paragraph (b) below, have the right to revoke any such designation. Any such designation shall be evidenced by a written instrument filed with the Administrator and signed by the Participant. The designation by a Participant of a Beneficiary who is not the Participant's spouse shall require an effective consent thereto by the Participant's spouse or surviving spouse, or a demonstration that such consent may not be obtained, as described in paragraph (b) below. If no Beneficiary designation is on file with the Administrator at the time of the death of a Participant, or if such designation is not effective for any reason as determined by the Administrator, then payment of the Participant's Account shall be made in the order of priority listed below, in equal shares among members of a class (except for the per stirpes requirement of class (ii)) if there is more than one member of a class:

                           (i) The Participant's spouse (unless a final divorce
order has been entered by a court);

                           (ii) If the Participant has no surviving spouse, the
Participant's issue, per stirpes (including issue by adoption);

                           (iii) If the Participant has no surviving spouse or
issue, the Participant's parents (including parents by adoption);

                           (iv) If the Participant has no surviving spouse,
issue or parents, the Participant's brothers and sisters (including brothers and sisters of the half blood and brothers and sisters by adoption);

                           (v) If the Participant has no surviving spouse,
issue, parents, brothers or sisters, the executor or administrator of the deceased Participant's estate.

                  (b) A Participant may designate a person as Beneficiary who is not his spouse if (i) (A) his spouse consents in writing to such designation,
(B) the designation may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without further consent by the spouse), and (C) the spouse's consent acknowledges the effect of such election and is witnessed by a representative of the Plan or a notary public; or (ii) it is established to the satisfaction of the Administrator that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained) shall be effective only with respect to such spouse.

         8.6 Rollover Distribution.

                  (a) Notwithstanding any provision of the Plan to the contrary that would limit a Distributee's election under this Section 8.6, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, as those terms are defined below.

                  (b) For purposes of this Section 8.6, an "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

                           (i) Any distribution that is one of a series of
substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary or for a specified period of ten years or more;

                           (ii) Any distribution required under Code Section
401(a)(9);

                           (iii) The portion of any distribution that is not
includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or

                           (iv) Any distribution that is a hardship withdrawal
made pursuant to Article 7 hereof.

                  (c) For purposes of this Section 8.6, an "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an

Eligible Retirement Plan shall include only an individual retirement account or individual retirement annuity.

                  (d) For purposes of this Section 8.6, a "Distributee" includes a Participant. In addition, the surviving spouse of a Participant or former Participant, or a Participant's or a former Participant's spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

                  (e) For purposes of this Section 8.6, a "Direct Rollover" is a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

         8.7 Distributions to Alternate Payees. Notwithstanding any other provisions of the Plan, the Account balance of a Participant may be apportioned between the Participant and an alternate payee, as defined in Code Section 414(p)(8), either through separate Accounts or by providing the alternate payee a percentage of the Participant's Account, in accordance with the terms of a Qualified Domestic Relations Order. The Plan shall comply with a Qualified Domestic Relations Order that directs the Plan to make a distribution to an alternate payee of the alternate payee's separate Account or percentage of the Participant's Account prior to the date on which the Participant attains the earliest retirement age, as defined in Code Section 414(p)(4)(B), under the Plan.

         8.8 Transfer Restrictions: Right of First Refusal of Trustee and Employer.

                  (a) General Restriction. No Employer Stock Distributed from a Participant's ESOP Contribution Subaccount may be offered, sold, pledged, bequeathed, given, hypothecated or otherwise disposed of by any Participant, former Participant or Beneficiary ("Distributee"), whether for value or not, unless such Employer Stock has first been offered for sale to the Trustee and the Employer under the provisions of paragraphs (b) and (c) below. Any attempt to dispose of such Employer Stock without regard to this restriction shall be deemed to be an offer to the Trustee and the Employer under the terms set forth in paragraphs (b) and (c) below, and, in such a case, the date of the offer shall be deemed to be the date on which the Trustee or the Employer receives actual notice of the attempted disposition.

                  (b) Price of Securities Offered. Employer Stock offered to the Trustee and the Employer pursuant to this Section 8.8 shall be offered at its fair market value. The Trustee shall advise the Distributee of the fair market value of the Employer Stock as determined by the Trustee in good faith and based on all relevant factors for determining the fair market value of the Employer Stock on the date of valuation. The date of valuation shall be the Valuation Date immediately preceding the date of acceptance of the offer; provided, however, that the date of valuation with respect to a transaction between the Plan and a Distributee who is a Disqualified Person on the date of such transaction shall be the date of the transaction. The Trustee's determination shall be deemed for purposes of this Section 8.8 to be fair market value unless the Distributee presents to the Trustee a current, written bona fide offer from any person to purchase the Employer Stock at a higher price or on more favorable terms than those otherwise offered by the Trustee and the Employer under this Section 8.8. If such written bona fide offer is submitted to the Trustee, the price designated in the bona fide written offer shall be deemed the fair market value of the Employer Stock for purposes of this Section 8.8, and the Trustee or the Employer may elect, but shall not be required, to purchase the Employer Stock at such price or upon such terms.

                  (c) Method of Sale to Trustee or Employer. The offer shall be in writing and shall provide that, if accepted in whole or in part, the Trustee or Employer shall have the right to pay the purchase price in one payment or in installments over five years, plus interest on the unpaid balance at the Prime Rate on the date of the sale plus two percentage points.

                  (d) Expiration of Offer. The Trustee and the Employer shall have 14 days following receipt of an offer under this Section 8.8 to accept or reject the offer as to all or some of the Employer Stock offered. Mailing of notice of acceptance to the address of the Distributee listed on the stock transfer books of the Corporation shall constitute acceptance as of the date of postmark of such notice. If the Trustee or Employer do not accept the offer to purchase the Employer Stock by the expiration of the 14-day period, the Employer Stock may be sold or otherwise disposed of by the Distributee. Notwithstanding the preceding sentence, if, pursuant to paragraph (b) above, the Distributee has submitted a written bona fide offer to purchase the Employer Stock at a higher price or on more favorable terms than otherwise offered by the Trustee or the Employer under this Section 8.8, and neither the Trustee nor the Employer have elected, within 14 days of the offer and submission of such offer, to purchase the Employer Stock at such higher price or on such terms, then the Distributee may sell such Employer Stock only at a price not less than, and terms no less favorable to the Distributee than, the price and terms specified in the bona fide written offer so submitted; if the Distributee attempts to sell the Employer Stock at a lower price or on less favorable terms, then the provisions of this Section 8.8 shall again apply as if no offer under this Section 8.8 was ever made, and any such attempted sale shall be void.

                  (e) Rights as Between Trustee and Employer. The Trustee shall have the first right to purchase any or all Employer Stock offered under this
Section 8.8. The Trustee shall notify the Employer of any such offer immediately after receipt, and shall notify the Employer within seven days after receipt of the offer of the number of shares of Employer Stock, if any, the Trustee intends to purchase. The Employer shall have the right to purchase any remaining shares of Employer Stock.

                  (f) Restriction to Continue. The restrictions set forth in this Section 8.8 shall be perpetual to the extent allowed by law; provided, however, that these restrictions shall not apply for any period during which the Employer Stock subject thereto is a Publicly Traded Security. All Distributees shall take Employer Stock distributed from the Trust Fund subject to the restrictions contained in this Section 8.8, and the certificates for such shares of Employer Stock shall contain a statement showing the existence of these restrictions.

                  (g) Payment. Payment shall be made on a date specified by the Trustee or Employer, but not more than 30 days after the offer is accepted. If the Trustee or Employer elects to pay for the Employer Stock in annual installments, the first annual installment toward the Trustee's or Employer's purchase of Employer Stock under this Section 8.8 is due no later than 30 days after the offer is accepted.

         8.9 Option to Sell. If Employer Stock, when distributed to a Participant or Beneficiary ("Distributee"), is (i) not a Publicly Traded Security, (ii) subject to trading limitations under any federal or state securities laws, any regulations thereunder, or any agreement affecting the Employer Stock which would make the Employer Stock not as freely tradable as stock not subject to such restrictions, or (iii) is a Publicly Traded Security without restriction but ceases to be so traded within 12 months after distribution, such Employer Stock shall be subject to a put option to sell any or all such Employer Stock to the Employer. The put option may be exercised by the Distributee and shall be subject to the terms and conditions of this Section
8.9 as follows:

                  (a) Exercise of Option. The put option exercise period shall commence on the day following the date on which the Employer Stock is Distributed to the Distributee and shall end 60 days thereafter. If the Distributee does not exercise the put option during this first put option exercise period, the Distributee may exercise the put option during any subsequent 60-day period beginning on the day after the Administrator mails written notice to the Distributee of the then most recent determination of the fair market value of the Employer Stock.

                  (b) Terms of Option. Unless extended as provided in paragraph
(c) or (f) below, each put option shall expire at 12:00 midnight (Eastern Standard or Eastern Daylight Time, whichever shall be in effect at the Employer's principal office) on the day after the applicable 60-day put option exercise period expires. The option price shall be the fair market value of the Employer Stock, as determined in good faith and based on all relevant factors for determining the fair market value of Employer Stock on the date of valuation, by the Trustee. The date of valuation shall be the Valuation Date immediately preceding the date of exercise of the option provided, however, that the date of valuation with respect to a transaction between the Plan and a Participant who is a Disqualified Person on the date of such transaction shall be the date of the transaction. If the Distributee received the Employer Stock in a distribution of the Participant's entire vested Account, then the Employer may elect to pay the option price in equal annual installments over a period not longer than five years from the date on which the option is exercised. If the Employer so elects, it shall pay interest on the unpaid balance at the Prime Rate on the date of sale, plus two percentage points. Any other terms of sale shall be determined by agreement between the Employer and the Distributee. The Distributee shall in any event be provided with adequate security for the payment of any amounts deferred beyond 30 days from the exercise of the put option.

                  (c) Obligation to Purchase Limited. The Employer shall not be required to purchase Employer Stock pursuant to a put option under this Section
8.9 to the extent that, at the time the option is exercised, the purchase would be prohibited by applicable federal or state law. If a Distributee is unable to exercise his option during any 60-day put option exercise period because the Employer is prohibited by applicable federal or state law from honoring the option, then the put option exercise period shall be postponed until the prohibition on the option transaction has been removed. Under no circumstances shall the Trustee be bound to purchase Employer Stock pursuant to a put option under this Section 8.9. If, however, a purchase by the Trustee is not then prohibited by law, and would not in the opinion of the Trustee, violate any fiduciary obligation imposed upon it, then the Trustee may, with the consent of the Employer, elect to assume the rights and obligations of the Employer under the put option.

                  (d) Nontransferability. The put option granted under this
Section 8.9 may not be transferred or assigned.

                  (e) Certain Arrangements Barred. Neither the Employer nor the Trustee shall enter into any arrangements involving the Plan which would provide for the issuance of put options by the Plan other than as specified in this
Section 8.9. Furthermore, neither the Employer nor the Trustee shall be obligated to purchase Employer Stock except as specifically provided herein.

                  (f) Notice of Grant of Certain Put Options. If a put option is granted because Employer Stock was a Publicly Traded Security without restriction when Distributed but subsequently ceased to be a Publicly Traded Security, then the first put option exercise period during which the option is exercisable shall begin on the date on which the Distributee is notified that the Employer Stock have ceased to be a Publicly Traded Security.

                  (g) Payment. Payment for the purchase of Employer Stock under this Section 8.9 shall occur on a date specified by the Employer or Trustee, but not more than 30 days after a put option is exercised. If the Employer or Trustee elects to pay for the Employer Stock in annual installments, the first annual installment toward the Trustee's or Employer's purchase of Employer Stock under this Section 8.9 shall be due no later than 30 days after the put option is exercised.

                                   ARTICLE 9

                           Administration of the Plan

         9.1 Powers and Duties of the Administrator. The Administrator shall administer the Plan in accordance with its terms and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in paragraph (c) or (d) below. Any decision of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

                  (a) To establish the Investment Funds in which Participants may elect, pursuant to Article 4 hereof, to invest Contributions made on their behalf and the amounts of their Accounts. The Administrator may, from time to time, establish new Investment Funds or discontinue and liquidate an existing Investment Fund. In no event, however, shall the number of Investment Funds be fewer than three.

                  (b) To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Trust Fund shall bear the costs of such services and other administrative expenses unless paid by the Employer.

                  (c) To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder including, but not limited to, Plan fiduciary responsibilities (other than any responsibility to manage or control the Plan assets).

                  (d) To allocate in writing any of its powers and duties hereunder, including but not limited to fiduciary responsibilities (other than any responsibility to manage or control the plan assets) to those persons who have been designated to perform Plan fiduciary responsibilities.

                  (e) To construe and interpret the Plan language in a discretionary manner, including the power to construe disputed provisions.

                  (f) Subject to Article 11 hereof, to resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

                  (g) To adopt such by-laws, rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

                  (h) To receive from the Employer or from Participants such information as shall be necessary for the proper administration of the Plan.

                  (i) To furnish, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

                  (j) To receive from the Trustee, and review, reports of the financial condition and receipts and disbursements of the Trust Fund.

                  (k) To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

                  (l) To issue directions to the Trustee, and thereby bind the Trustee, concerning all benefits to be paid pursuant to the Plan.

                  (m) To apply consistently and uniformly to all Participants and Beneficiaries, the rules, regulations, and determinations of the Plan.

                  (n) To take any and all such actions as the Administrator, in its discretion, deems necessary or appropriate with respect to the administration and operation of the plan, including taking any corrective action authorized under the Internal Revenue Service Employee Plans Compliance Resolution Program (or any successor or similar program), for purposes of maintaining the Plan's and Trust's compliance with the requirements of Sections 401(a), 401(k) and 501(a) of the Code.

         9.2 Records and Notices. The Administrator shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper Plan administration. The Administrator shall notify the Trustee of any action taken by the Administrator which affects the obligations or rights of the Trustee and, when required, shall notify any other interested parties.

         9.3 Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid from the Trust Fund, unless the Employer elects to pay such expenses directly. The Employer may elect to pay such expenses directly and payment of such expenses by the Employer shall not be deemed to be additional Plan contributions.

                                   ARTICLE 10

                                Trust Provisions

         10.1 Dealings with Trustee.

                  (a) No Duty to Inquire. No person, firm or corporation dealing with the Trustee shall be required to take cognizance of the provisions of this Plan or be required to make inquiry as to the authority of the Trustee to do any act which the Trustee shall do hereunder. No person, firm or corporation dealing with the Trustee shall be required to see either to the administration of the Plan or the Trust Fund or to the faithful performance by the Trustee of its duties hereunder (except to the extent otherwise provided by ERISA). Any such person, firm or corporation shall be entitled to assume conclusively that the Trustee is properly authorized to do any act which it shall do hereunder. Any such person, firm or corporation shall be under no liability to anyone whomsoever for any act done hereunder pursuant to the written direction of the Trustee.

                  (b) Assumed Authority. Any such person, firm or corporation may conclusively assume that the Trustee has full power and authority to receive and receipt for any money or property becoming due and payable to the Trustee. No such person shall be bound to inquire as to the disposition or application of any money or property paid to the Trustee or paid in accordance with the written directions of the Trustee.

         10.2 Compensation of Trustee. If a corporate Trustee shall be acting hereunder, the corporate Trustee shall be entitled to receive compensation for its services as Trustee hereunder as may be agreed upon from time to time by the Corporation and the Trustee. Any individual Trustee who already receives full-time pay from the Employer shall receive no compensation for his services hereunder. Other individual Trustees shall likewise serve without compensation unless they shall otherwise specifically agree with the Corporation to the contrary. In any event, however, the Trustee (whether corporate or individual) shall be entitled to receive reimbursement for reasonable expenses, fees, costs and other charges incurred by it or payable by it on account of the administration of the Plan and the Trust Fund to the extent approved by the Corporation. Such items of expense and compensation shall be payable out of the Fund in a fair and equitable manner as determined by the Trustee, except to the extent that the Corporation, in its discretion, directly reimburses the Trustee.

         10.3 Resignation and Removal of Trustee.

                  (a) Resignation, Removal and Appointment. The Trustee (or in the event two or more co-trustees are acting, any such co-trustee) may resign by giving 30 days' written notice of intention so to do to the Corporation or such shorter notice as the Corporation may approve. The Corporation may remove any Trustee or successor Trustee hereunder by giving such Trustee (or any co-trustee) 30 days' written notice of removal by certified mail. The Corporation shall have the power to appoint one or more individual or corporate Trustees, or both, as additional or successor Trustees. If any individual who is a Trustee is a director, officer or Employee when appointed as a Trustee, then such individual shall be automatically removed as a Trustee at the earliest time such individual ceases to be a director, officer or Employee. This removal shall occur automatically and without any requirement for action by the Corporation or any notice to the individual so removed.

                  (b) Surviving Trustees. When any person appointed, qualified and serving as a Trustee hereunder shall cease to be a Trustee of the Trust Fund, the remaining Trustee(s) then serving hereunder, or the successor Trustee(s) appointed hereunder, as the case may be, shall thereupon be and become vested with full title and right to possession of all assets and records of the Plan and the Trust Fund in the possession or control of such prior Trustee, and the prior Trustee shall forthwith account for and deliver the same to such remaining or successor Trustee(s).

                  (c) Co-Trustee Responsibility. No Trustee shall be or become liable for any act or omission of a co-trustee serving hereunder with him or it (except to the extent that liability is imposed under ERISA) or of a prior Trustee hereunder, it being the purpose and intent that each Trustee shall be liable only for his or its own acts or omissions during his or its term of service as Trustee hereunder.

                  (d) Allocation of Responsibility. If there shall at any time be two or more co-trustees serving hereunder, such Trustees, in addition to all other powers and authorities vested in them by law or conferred upon them by any provision of this Plan, shall have power to allocate and reallocate from time to time to any one or more of their number specific responsibilities, obligations or duties and may delegate and redelegate from time to time to any one or more of their number the exercise of any right, power or discretion vested in the Trustees by law or conferred upon them by any provision of this Plan, and any person, firm or corporation dealing with the co-trustees with respect to the Plan or the Trust Fund may assume conclusively that any action taken or instrument executed by any one of such co-trustees is the action of all the co-trustees serving hereunder, and that authority for the doing of such act or the execution of such instrument has been conferred upon and delegated to the Trustee doing such act or executing such instrument. If any responsibility, obligation, duty, right, power or discretion vested in the Trustee is allocated or delegated to one or more co-trustees, the remaining co-trustees shall not be or become liable for an act or omission by the co-trustees to whom a right, power or discretion was delegated while such co-trustees were acting pursuant to such delegation.

                  (e) Majority Decisions. If there shall at any time be three or more co-trustees serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

         10.4 Accountings by Trustee.

                  (a) Periodic Reports. The Trustee shall render to the Corporation and to the Administrator an account and report as soon as administratively feasible after the last day of each calendar quarter showing all transactions affecting the administration of the Plan and the Trust

Fund, including, but not necessarily limited to, such information concerning the Plan and the Trust Fund and the administration thereof by the Trustee as shall be requested in writing by the Corporation or the Administrator.

                  (b) Special Reports. The Trustee shall also render such further reports from time to time as may be requested by the Corporation and shall submit its final report and account to the Corporation when it shall cease to be Trustee hereunder, whether by resignation or other cause.

         10.5 Trustee's Power to Protect Itself on Account of Taxes. As a condition to making the distribution of a Participant's vested Account during his lifetime, the Trustee may require the Participant (or his Beneficiary) to furnish the Trustee with proof of payment of all income, inheritance, estate, transfer, legacy and/or succession taxes and all other taxes of any different type or kind that may be imposed under or by virtue of any state or federal statute or law upon the payment, transfer, descent or distribution of such vested Account and for the payment of which the Trustee may, in its judgment, be directly or indirectly liable. In lieu of the foregoing, the Trustee may deduct, withhold and transmit to the proper taxing authorities any such tax which it may be permitted or required to deduct and withhold and the vested Account to be distributed in such case shall be correspondingly reduced. Unless the Corporation and the Trustee agree otherwise in writing, the Trustee shall be responsible for withholding federal income taxes and for providing all required notices and elections concerning such withholding to all Participants and Beneficiaries.

         10.6 Other Trustee Powers. Except to the extent that the Trustee is subject to the authorized and properly given investment directions of a Participant, Beneficiary or Investment Manager (and in extension, but not in limitation, of the rights, powers and discretion conferred upon the Trustee herein), the Trustee shall have and may exercise from time to time in the administration of the Plan and the Trust Fund, for the purpose of distribution after the termination thereof, and for the purpose of distribution of vested Accounts, without order or license of any court, any one or more or all of the following rights and powers:

                  (a) To invest and reinvest the Trust Fund in accordance with the investment characteristics and objectives determined therefor and to invest and reinvest the assets of the Trust Fund in any securities or properties in which an individual could invest the individual's own funds and which it deems for the best interest of the Trust Fund, without limitation by any statute, rule of law or regulation of any governmental body prescribing or limiting the investment of trust assets by corporate or individual trustees, in or to certain kinds, types or classes of investments or prescribing or limiting the portion of the Trust Fund which may be invested in any one property or kind, type or class of investment. Specifically and without limiting the generality of the foregoing, the Trustee may invest and reinvest principal and accumulated income of the Trust Fund in any real or personal property; preferred or common stocks of any kind or class of any corporation, including but not limited to investment and small business investment companies of all types; voting trust certificates; interests in investment trusts; shares of mutual funds; interests in any limited or general partnership or other business enterprise, however organized and for whatever purpose; group or individual annuity contracts (which may involve investment in the issuer's general account or any of its separate accounts); interests in common or collective trusts, variable interest notes or any other type of collective fund maintained by a bank or similar institution (whether or not the Trustee hereunder); bonds, notes and debentures, secured or unsecured; mortgages, leases or other interests in real or personal property; interests in mineral, gas, oil or timber properties or other wasting assets; call options; put options; commodity or financial futures contracts; foreign currency; interest-bearing certificates or accounts in a bank or similar financial institution, including the Trustee or an affiliate of the Trustee provided such certificates, accounts or instruments bear a reasonable rate of interest; insurance contracts on the life of any "keyman" or shareholder of the Employer; or conditional sales contracts. Prior to maturity and distribution of the vested Accounts of Participants, the Trustee may commingle the Accounts of Participants in the Trust Fund and invest, reinvest, control and manage each of the same as a common trust fund.

                  (b) To sell, exchange or otherwise dispose of any asset of whatsoever character at any time held by the Trustee in trust hereunder.

                  (c) To segregate any part or portion of the Trust Fund for the purpose of administration or distribution thereof and, in its sole discretion, to hold the Trust Fund uninvested whenever and for so long as, in the Trustee's discretion, the same is likely to be required for the payment in cash of Accounts normally expected to become distributable in the near future, or whenever, and for as long as market conditions are uncertain, or for any other reason which, in the Trustee's discretion, requires such action or makes such action advisable.

                  (d) To hold uninvested reasonable amounts of cash whenever it is deemed advisable to do so to facilitate disbursements or for other operational reasons, and to deposit the same, with or without interest, in the commercial or savings departments of any bank, trust company or other financial institution.

                  (e) To register any investment held in the Trust Fund in the name of the Trustee, without trust designation, or in the name of a nominee or nominees, and to hold any investment in bearer form, but the records of the Trustee shall at all times show that all such investments are part of the Trust Fund, and the Trustee shall be as responsible for any act or default of any such nominee as for its own.

                  (f) Subject to the prior approval of the Administrator, to retain and employ such attorneys, agents and servants as may be necessary or desirable, in the opinion of the Trustee, in the administration of the Trust Fund, and to pay them such reasonable compensation for their services as may be agreed upon as an expense of administration of the Trust Fund, including power to employ and retain counsel upon any matter of doubt as to the meaning of or interpretation to be placed upon this Plan or any provisions thereof with reference to any question arising in the administration of the Trust Fund or pertaining to the distribution thereof or pertaining to the rights and liabilities of the Trustee hereunder or to the rights and claims of Participants and Beneficiaries. The Trustee, in any such event, may act in reliance upon the advice, opinions, records, statements and computations of any attorneys and agents and on the records, statements and computations of any servants so selected by it in good faith and shall be released and exonerated of and from all liability to anyone in so doing (except to the extent that liability is imposed under ERISA).

                  (g) Subject to the prior approval of the Administrator, to institute, prosecute and maintain, or to defend, any proceeding at law or in equity concerning the Plan or the Trust Fund or the assets thereof or any claims thereto, or the interests of Participants and Beneficiaries hereunder at the sole cost and expense of the Trust Fund or at the sole cost and expense of the Account of the Participant who may be concerned therein or who may be affected thereby as, in the Trustee's opinion, shall be fair and equitable in each case, and to compromise, settle and adjust all claims and liabilities asserted by or against the Plan or the Trust Fund or asserted by or against the Trustee, on such terms as the Trustee, in each such case, shall deem reasonable and proper. The Trustee shall be under no duty or obligation to institute, prosecute, maintain or defend any suit, action or other legal proceeding unless it shall be indemnified to its satisfaction against all expenses and liabilities which it may sustain or anticipate by reason thereof.

                  (h) To institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held by the Trustee hereunder, and to use any other means of protecting and dealing with any of the assets of the Trust Fund which it believes reasonably necessary or proper and, in general, to exercise each and every other power or right with respect to each asset or investment held by it hereunder as individuals generally have and enjoy with respect to their own assets and investment, including, subject to Section 10.13 hereof, the power to vote upon any securities or other assets having voting power which it may hold from time to time, and to give proxies with respect thereto, with or without power of substitution or revocation, and to deposit assets or investments with any protective committee, or with trustees or depositories designated by any such committee or by any such trustees or any court. Neither the Trustee nor any Investment Manager, as the case may be, shall vote or take similar actions with respect to any security in which it may have an interest, direct or indirect. In such case, the Trustee or Investment Manager shall notify the Corporation, and the Corporation shall direct the Trustee or the Investment Manager with respect to such voting or similar action.

                  (i) In any matter of doubt affecting the meaning, purpose or intent of any provision of this Plan which directly affects its duties, to determine such meaning, purpose or intent.

                  (j) To require, as a condition to distribution of any vested Account, proof of identity or of authority of the person entitled to receive the same, including power to require reasonable indemnification on that Account as a condition precedent to its obligation to make distribution hereunder.

                  (k) To collect, receive, receipt and give quittance for all payments that may be or become due and payable on account of any asset of the Trust Fund hereunder which has not, by act of the Trustee taken pursuant thereto, been made payable to others; and payment thereof by the Corporation issuing the same, or by the party obligated thereon, as the case may be, when made to the Trustee hereunder or to any person or persons designated by the Trustee, shall acquit, release and discharge such company or obligated party from any and all liability on account thereof.

                  (l) To determine from time to time, for any purpose of the Plan, the then value of the Trust Fund and the Accounts in the Trust Fund, in each such case, using and employing for that purpose the fair market value of each of the assets constituting the Trust Fund. Each such determination so made by the Trustee in good faith shall be binding and conclusive upon all persons interested or becoming interested in the Plan or the Trust Fund.

                  (m) To receive and retain contributions made in a form other than cash in the form in which the same are received until such time as the Trustee, in its sole discretion, deems it advisable to sell or otherwise dispose of such assets.

                  (n) To commingle, for investment purposes, the assets of the Trust Fund with the assets of any other qualified retirement plan trust fund of the Employer, provided that the records of the Trustee shall reflect the relative interests of the separate trusts in such commingled fund.

                  (o) To grant options for the sale or other disposition of Trust Fund assets; to purchase options for the acquisition of assets of any type; and to buy and sell (including short sales) call options, put options and futures contracts.

                  (p) To have and to exercise such other and additional powers as may be advisable or proper in its opinion for the effective and economical administration of the Trust Fund.

                  (q) To deposit any part or all of the assets of the Trust Fund in any collective trust fund, which is a medium for the collective investment of funds of pension, profit sharing or other employee benefit plans, and which is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), and to withdraw any part or all of the assets so deposited. Any assets of the Trust Fund deposited with the trustee of a collective trust fund shall be held and invested by the trustee thereunder pursuant to all the terms and conditions of the trust agreement or declaration of trust establishing the Trust Fund, which are hereby incorporated herein by reference and shall prevail over any contrary provisions of this Plan.

                  (r) To deposit any part or all of the assets of the Trust Fund with the trustee of any master investment trust which is maintained for the investment of assets of qualified pension, profit sharing or stock bonus plans maintained by the Employer or its affiliates, and which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a), and to withdraw any part or all of the assets so deposited. Any assets deposited with the trustee of such a master investment trust shall be held and invested, by that trustee pursuant to the terms and conditions of the master investment trust document, which is hereby incorporated herein by reference and shall prevail over any contrary provision of this Plan.

         10.7 Investment Managers.

                  (a) Appointment and Removal. The Corporation shall have the power to appoint from time to time one or more Investment Managers to direct the Trustee in the investment of, or to assume complete investment responsibility over, all or any portion of the Trust Fund. An Investment Manager may be any person or firm (i) which is either (A) registered as an investment adviser under the Investment Advisers Act of 1940, (B) a bank, or (C) an insurance company which is qualified to perform the services of an Investment Manager under the laws of more than one state; and (ii) which acknowledges in writing that it is a fiduciary with respect to the Plan. The conditions prescribed in the preceding sentence shall apply to the issuer of any group annuity contract hereunder only if, and to the extent that, such issuer would otherwise be considered a "fiduciary" with respect to the Plan, within the meaning of ERISA. The Corporation may remove any Investment Manager appointed pursuant to this Section 10.7(a) and shall have the power to appoint a successor or successors from time to time in succession to any Investment Manager who shall be removed, shall resign or shall otherwise cease to serve hereunder.

                  (b) Powers of an Investment Manager. An Investment Manager shall have any or all of such powers and rights, as described in Sections 10.6(a) through (h) hereof, with respect to Plan assets for which it has investment responsibility, but only if (and only to the extent that) such powers and rights are expressly given to such Investment Manager in a written agreement signed by it and acknowledged in writing by the Trustee. In all other cases, such powers and rights shall be exercised solely by the Trustee.

                  (c) Relation to Other Fiduciaries. The Trustee shall comply with all investment directions given to the Trustee by an Investment Manager with respect to the designated portion of the Trust Fund for which the Investment Manager has responsibility, and the Trustee shall be released and exonerated of and from all liability for or an account of any action taken or not taken by it pursuant to the directions of such Investment Manager, except to the extent that liability is imposed under ERISA. Neither the Employer or any of its officers, directors or Employees nor the Administrator shall be liable for the acts or omissions of the Trustee or of any Investment Manager appointed hereunder. The fees and expenses of an Investment Manager, as agreed upon from time to time between the Investment Manager and the Corporation, shall be charged to and paid from the Trust Fund in a fair and equitable manner, except to the extent that the Employer, in its discretion, may make payment of the fees of the Investment Manager directly to the Investment Manager.

         10.8 No Investment in Employer Real Property. Notwithstanding any other provision of this Plan, the Plan may not acquire or hold any "employer real property" as that term is defined in ERISA Section 407(d).

         10.9 Employer Stock Fund. ESOP Contributions, and other Contributions and cash dividends described in Section 4.3 hereof as directed by Participants and Beneficiaries, shall be held, invested and reinvested by the Trustee without distinction between principal and income, primarily in Employer Stock, so long as any such Stock is available for purchase at not more than fair market value, provided that the Trustee may keep such portion of the Trust Fund in cash or invested in assets readily convertible into cash, as the Trustee may deem advisable for the purpose of paying expenses of the Plan and Trust Fund or for such other reasonable needs for liquidity as the Trustee may deem advisable, including without limitation, reasonably foreseeable Employer Stock purchases. If Employer Stock is not purchased by the Trustee, the Trustee shall invest the Trust Fund in accordance with the other provisions of this
Article 10.

         10.10 Fiduciary Principles. The Trustee and each other fiduciary hereunder, in the exercise of each and every power or discretion vested in them by the provisions of this Plan, shall (subject to the provisions of ERISA) discharge their duties with respect to the Plan solely in the interest of the Participants and Beneficiaries, and for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding anything in this Plan to the contrary, any provision hereof which purports to relieve a fiduciary from responsibility or liability for any responsibility, obligation or duty under Part 4 of Subtitle B of Title I of ERISA shall, to the extent the same is inconsistent with said
Part 4, be deemed void.

         10.11 Prohibited Transactions. Except as may be permitted by law, no Trustee or other fiduciary hereunder shall permit the Plan to engage, directly or indirectly, in a "prohibited transaction" (as defined in ERISA Section 406 or Code Section 4975(c)) The provisions of this Section 10.11 shall not prohibit a transaction which qualifies as an Exempt Loan under Article 14 hereof.

         10.12 Indemnity. Each individual (as distinguished from corporate) Trustee of the Plan or officer, director or Employee of the Employer shall, except as prohibited by law, be indemnified and held harmless by the Employer from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken by such individual with respect to the Plan, whether imposed under ERISA or otherwise, unless the liability, cost or expense arises from the individual's claim for his or her own benefit, the proven gross negligence, the bad faith or, if the individual had reasonable cause to believe his or her conduct was unlawful, the criminal misconduct of such individual. This indemnification shall continue as to an individual who has ceased to be a Trustee of the Plan or officer, director or Employee and shall inure to the benefit of the heirs, executors and administrators of such an individual.

         10.13 Voting Rights. Each Participant and Beneficiary shall direct the Administrator to direct the Trustee how to vote the Employer Stock allocated to his Account in accordance with paragraphs (a) and (b) below. The Administrator shall direct the Trustee how to vote the Employer Stock not allocated to any Participant's Account and any Employer Stock allocated to Participants' Accounts for which voting instructions are not timely received. Such vote shall be made in the same proportion as the vote that was timely received from Participants and Beneficiaries.

                  (a) If the Employer Stock is a "registration-type class of securities," within the meaning of Code Section 409(e)(4), each Participant and Beneficiary shall be entitled to direct the Trustee as to the manner in which the Stock allocated to his Account is to be voted.

                  (b) If the Employer Stock is not described in paragraph (a) above, each Participant and Beneficiary shall be entitled to direct the Trustee as to the manner in which voting rights of the Securities allocated to his Account are to be exercised with respect to any corporate matter in which a shareholder vote is required for the approval or disapproval of any corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all the assets of a trade or business or any similar transaction.

         10.14 Tender Offers. With respect to any offer for the purchase or exchange of Employer Stock held in the Trust Fund, the Administrator shall direct the Trustee to respond to such purchase or exchange offer with respect to allocated shares of Employer Stock held in the Trust in accordance with directions received from each Participant with respect to shares of Employer Stock allocated to his or her Account under the Plan. The Administrator shall direct the Trustee to respond to such purchase or exchange offer with respect to any (a) unallocated Employer Stock held in the Trust Fund, and (b) any allocated Employer Stock held in the Trust Fund for which voting instructions are not timely received, in the same proportion as the responses that were timely received from Participants and Beneficiaries.

                                   ARTICLE 11

                                Claims Procedure

         11.1 Application for Benefits. Any person entitled to benefits must file a written claim with the Administrator on forms provided by the Administrator. Such application shall include all information and evidence the Administrator deems necessary to properly evaluate the merit of and to make any necessary determinations on a claim for benefits. Unless special circumstances exist, a claimant shall be informed of the decision on his claim within 90 days of the date all the information and evidence necessary to process the claim is received. Within such 90-day period, he shall receive a notice of the decision or a notice that explains the special circumstances requiring a delay in the decision and sets a date, no later than 180 days after all the information and evidence necessary to process his claim have been received, by which he can expect to receive a decision. The claimant may assume that the claim has been denied and may proceed to appeal the denial if the claimant does not receive any notice from the Administrator within the 90-day period or a notice of a delayed decision within such 90-day period.

         11.2 Notice of Denied Claim for Benefits. If a claim for benefits is partially or wholly denied, the claimant shall receive a notice that: (a) states the specific reason or reasons for denial; (b) refers to provisions of the Plan on which the denial is based; (c) describes and explains the need for any additional material or information that the claimant must supply in order to make his claim valid; and (d) explains the steps that must be taken to submit his claim for review.

         11.3 Review of Denied Claim. A claimant may file a written appeal of a denied claim with the Administrator within 60 days after receiving notice that his claim has been denied. The written appeal may include related comments, statements or documents. The claimant may review all pertinent Plan documents upon reasonable request to the Administrator. Within 60 days after the submission of the written appeal, the Administrator shall render a determination on the appeal of the claim in a written statement. The written decision shall contain the reason or reasons for the decision and refer to specific Plan provisions on which the decision is based. If special circumstances require a delay in the decision, the Administrator shall notify the claimant of the reasons for the delay within the 60-day period. A delayed decision shall be issued no later than 120 days after the date the Administrator receives a request for review. The determination rendered by the Administrator shall be binding upon all parties.

                                   ARTICLE 12

                            Amendment and Termination

         12.1 Amendment or Restatement. The Corporation may amend or restate the Plan at any time and from time to time. No amendment or restatement shall authorize any part of the Trust Fund, other than amounts which are necessary to pay taxes and administration expenses, to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries. No amendment or restatement shall be construed to: (1) reduce a Participant's Account balance determined as of the date immediately preceding the effective date of the amendment or restatement; (2) reduce or eliminate any benefit protected by Code Section 411(d)(6); or (3) cause or permit any portion of the Trust Fund to revert to, or become property of, the Employer. No amendment which affects the rights, duties or responsibilities of the Trustee shall be effective without the Trustee's written consent. The provisions of the Plan as in effect at the time of a Participant's termination of Employment shall control as to that Participant unless otherwise specified in the Plan.

         12.2 Termination and Discontinuance of Contributions. The Corporation reserves the right to terminate the Plan at any time with respect to any or all Participants. Upon discontinuance of Plan contributions or full or partial termination of the Plan, the Account of each affected Participant shall become fully vested and nonforfeitable. The Corporation shall provide the Trustee with written notification of the full or partial termination of the Plan. In the event of full or partial termination, the Employer's liability to pay Plan benefits shall be strictly limited to assets of the Trust Fund. No one shall have any claim against the Employer to provide any or all of the plan benefits regardless of the sufficiency of the Trust Fund, except as otherwise required by law. The termination of the Plan shall not result in the reduction of any benefit protected by Code Section 411(d)(6) except as permitted by applicable Treasury Regulations.

         12.3 Distribution Upon Termination. If the Plan terminates pursuant to
Section 12.2 hereof and the Corporation does not merge the assets of the Plan with another qualified plan or continue the Plan as a "wasting trust" by satisfying all ongoing plan qualification rules, each Participant's Account shall be distributed in accordance with Article 8 hereof. However, if the Employer or any Affiliate establishes or maintains another defined contribution plan, other than an employee stock ownership plan, each Participant's Account may be transferred to such other defined contribution plan. Participant consent to such a transfer shall be required only if transfer of the Participant's Account results in an elimination or reduction of Code Section 411(d)(6) protected benefits.

         12.4 Merger, Consolidation or Transfer of Assets and Liabilities. Upon any merger or consolidation with, or a transfer of assets or liabilities to another plan, each Participant shall be entitled to receive a benefit immediately after such event which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately prior to such event. Any such transfer, merger or consolidation shall not otherwise result in the elimination or reduction of any benefit protected by Code Section 411(d)(6).

         12.5 Successor Employer. Any successor to the business of the Corporation may, with the written consent of the Corporation, continue the Plan. Such successor shall succeed to all the rights, powers and duties of the Corporation. If an Employee continues in the employ of the successor, he shall not be deemed to have been terminated or severed for any purpose of the Plan.

                                   ARTICLE 13

                               General Provisions

         13.1 Limitation on Liability. In no event shall the Corporation, Employer, Administrator or any Employee, officer or director of the Corporation or Employer incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan or Trust Fund.

         13.2 Indemnification. The Trust Fund shall indemnify the Administrator and any Employee, officer or director of the Corporation or the Employer against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person's own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. If Trust Fund assets are insufficient or indemnification is not permitted by applicable law, the Employer shall indemnify such person. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this Section 13.2. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or Employee of the Administrator or as an officer, director or Employee of the Corporation or the Employer, and such person's rights shall inure to the benefit of his heirs and representatives.

         13.3 Insurance. The Corporation, in its sole discretion, or the Trustee, at the Administrator's discretion, may obtain a policy or policies of insurance for the Administrator (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary.

         13.4 Compliance with ERISA. Notwithstanding any other provisions of this Plan, a fiduciary or other person shall not be relieved of any responsibility or liability for any responsibility, obligation or duty imposed upon such person pursuant to ERISA.

         13.5 Nonalienation of Benefits. Except with respect to any indebtedness owing to the Trust Fund or payments required pursuant to a Qualified Domestic Relations Order, or as otherwise permitted by law, benefits payable by the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to Plan benefits shall be void.

         13.6 Employment Not Guaranteed by Plan. The establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment with the Employer, or limit the right of the Employer to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.

         13.7 Construction. Except to the extent preempted by ERISA, the laws of the State of Delaware, as amended from time to time, shall govern the construction and application of the Plan. Words used in the masculine gender shall include the feminine and words in the singular shall include the plural, as appropriate. All references to statutory sections shall include the section so identified, as amended from time to time, or any other statute of similar import. If the Code or ERISA render any provisions of this Plan unenforceable, such provision shall be of no force and effect only to the extent required by such law.

         13.8 Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by or to a Participant, the Administrator, the Corporation or the Employer shall be made in writing and in such form as the Administrator, the Corporation or Employer shall prescribe. A communication shall be effective upon mailing if sent first class, postage prepaid and addressed to the Administrator, Corporation or Employer at the principal office of the Administrator, Corporation or Employer or to the Participant at his last known address.

         13.9 Facility of Payment. If a Participant's duly qualified guardian or legal representative makes claim for any amount owing to the Participant, the Trustee shall pay the amount to which the Participant is entitled to such guardian or legal representative. In the event a distribution is to be made to a minor, the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such minor or an adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act if permitted by the laws of the state in which the Beneficiary resides. Any payment made pursuant to this
Section 13.9 in good faith shall be a payment for the Account of the Participant and shall be a complete discharge from any liability of the Trust Fund or the Trustee.

         13.10 Location of Participant or Beneficiary Unknown. If the Administrator is unable to pay benefits from the Plan to any Participant or Beneficiary due to the Administrator's inability to locate such Participant or Beneficiary for three years after mailing a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary, the amount to be Distributed shall be treated as a Forfeiture. If the Participant or Beneficiary is located subsequent to the allocation of the Forfeiture, the forfeited amount (unadjusted for earnings thereon) shall be restored, first from Forfeitures, if any, then from a special Employer contribution made for such purpose.

         13.11 Service in More Than One Fiduciary Capacity. Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and Trust Fund.

         13.12 Offset. In the event any payment is made by the Trustee to any individual who is not entitled to such payment, the Trustee shall have the right to reduce future payments due to such individual by the amount of any such erroneous payment. This right of offset, however, shall not limit the rights of the Trustee to recover such overpayments in any other manner.

                                   ARTICLE 14

                                  Exempt Loans

         14.1 Definition of Exempt Loan. An Exempt Loan is any loan or extension of credit, such as a purchase money security interest, which is made to the Plan and which either is made or is guaranteed by the Employer or by a Disqualified Person, and which meets the following requirements:

                  (a) Primary Benefit. The loan shall be for the primary benefit of Participants and their Beneficiaries. This requirement shall not be met unless, at the time that the loan is made, both (i) the interest rate for the loan and the price of the Employer Stock to be acquired with the loan proceeds are not such that Plan assets might be diminished, and (ii) the terms of the loan, whether or not between independent parties, are at least as favorable to the Plan as the terms of a comparable loan resulting from arm's length negotiations between independent parties.

                  (b) Use of Loan Proceeds. Within a reasonable time after receipt of the loan proceeds, the Trustee shall use the proceeds to acquire Employer Stock, to repay such loan or to repay a prior Exempt Loan. The proceeds of the loan shall not be used for any purpose or purposes other than as set forth in the preceding sentence. Employer Stock acquired with the proceeds of the loan shall not be subject to any options or buy-sell or similar arrangements or restrictions while held by and distributed from the Plan, except as provided for in Sections 8.8 and 8.9 hereof.

                  (c) Liability and Collateral. The loan shall be without recourse against the Plan. The only assets which may be used as collateral for the loan are Employer Stock acquired with the proceeds of the loan or used as collateral on a prior Exempt Loan repaid with the proceeds of the current loan. The only assets of the Plan to which any person entitled to payment under the loan shall have any right are (i) the collateral of the loan, (ii) Contributions (other than in the form of Employer Stock) made under the Plan to meet the Plan's obligations under the loan, and (iii) earnings attributable to the collateral and to the investment of such Contributions.

                  (d) Default. In the event of a default on the loan, the value of Plan assets transferred in satisfaction of the loan shall not exceed the amount of the default. Any loan made to the Plan by a Disqualified Person, but not including a loan made to the Plan by an independent person and merely guaranteed by a Disqualified Person, shall provide that, upon default, Plan assets shall be transferred only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

                  (e) Rate of Interest. The rate of interest of the loan shall not be in excess of a reasonable rate of interest, considering all relevant factors including the amount and duration of the loan, the security and guarantee (if any) involved, the credit standing of the Plan and the guarantor (if any) and the interest rate then prevailing for comparable loans. A variable interest rate may be deemed to be reasonable when the foregoing factors are considered.

                  (f) Release from Encumbrance. The loan shall provide for the release from encumbrance of Plan assets used as collateral for the loan according to one of the following formulas, as specified by the Administrator:

                           (i) the number of shares of Employer Stock released
for each Plan Year during the term of the loan shall equal the number of shares of such Stock held immediately before release for the current Plan Year, multiplied by the amount of principal and interest paid for the Plan Year, divided by the amount of principal and interest both paid for the current Plan Year and remaining to be paid in all future Plan Years. The number of future Plan Years under the loan must be definitely ascertainable and shall not take into account any possible extensions or renewal periods. In computing the interest due in all future years on a loan with a variable interest rate, the interest rate applicable at the end of the current Plan Year shall be used. If the collateral for a loan consists of more than one class of Employer Stock, the number of shares of Stock of each class to be released in any Plan Year shall be determined by applying the same fraction to each class; or

                           (ii) the number of shares of Employer Stock to be
released from encumbrance may be determined solely with reference to principal payments if (A) the loan provides for annual payments of principal and interest at a cumulative rate not less rapid at any time than level annual payment of such amounts for ten years, (B) the interest portion of any payment is disregarded only to the extent that it would be deemed to be interest under standard loan amortization tables, and (C) the sum of the expired duration of the loan and the period of any renewal or extension or the duration of a new loan does not exceed ten years.

                  (g) Term of Loan. The term of the loan shall be specific and shall not be payable on the demand of any person except in the case of default.

         14.2 Accounts and Allocations of Contributions.

                  (a) Suspense Account. Notwithstanding any provisions in
Article 4 hereof to the contrary, the Trustee shall maintain a separate Suspense Account to which it shall add all Employer Stock acquired with the proceeds of an Exempt Loan. All Employer Stock held in the Suspense Account shall be assets of the Plan. At the time an Exempt Loan is made, the Administrator shall inform the Trustee whether it is to release Employer Stock from the Suspense Account according to the formula set forth in Section 14.1(f)(i) or (ii) hereof. At the end of each Plan Year the Trustee shall release such shares of Employer Stock from the Suspense Account in accordance with the applicable formula and shall withdraw such shares of Employer Stock from the Suspense Account. Immediately upon releasing Employer Stock from the Suspense Account, the Trustee shall allocate to the Participants' ESOP Contribution Subaccounts, the shares and fractions of shares withdrawn from the Suspense Account (subject to the limitations set forth in Article 5 hereof) in the same proportion that each Participant would have shared in the Employer's ESOP Contribution for such year had the Contribution been allocated in accordance with Article 3 hereof.

                  (b) Earnings. The Trustee shall allocate the earnings, if any, received with respect to Employer Stock in the Suspense Account acquired with the proceeds of an Exempt Loan as earnings of the Plan except to the extent that such earnings are used to repay the Exempt Loan or are collateral for the Exempt Loan. If the Plan receives cash dividends with respect to Employer Stock held in the Suspense Account, the Trustee may, as directed by the Administrator, use said cash dividends to make payments on the Exempt Loan. If the Plan receives cash dividends with respect to Employer Stock allocated to a Participant's ESOP Contribution Subaccount acquired with the proceeds of an Exempt Loan while the Plan remains obligated to make payments on the Exempt Loan, the Trustee may, as directed by the Administrator, use said cash dividends to make payments on the Exempt Loan. If the cash dividends are used to make payments on the Exempt Loan, the Trustee shall allocate to such Participant's ESOP Contribution Subaccount Employer Stock with a fair market value, determined pursuant to Section 14.3 hereof, at least equal to the amount of such cash dividend which, but for the repayment of the Exempt Loan, would have been allocated to such Participant. If the cash dividends are not used to make payments on an Exempt Loan, the cash dividends shall be distributed to the Participant or credited to the Participant's ESOP Contribution Subaccount as described in Section 4.3(b) hereof. Notwithstanding the foregoing, no cash dividend on Employer Stock shall be applied to make payments on an Exempt Loan unless the proceeds of such Exempt Loan were used to (i)acquire the Employer Stock with respect to which such cash dividend was paid, or (ii) repay another Exempt Loan the proceeds of which were used to acquire such Employer Stock.

         14.3 Valuation. For the purposes of this Article 14, the valuation of all Employer Stock shall be the fair market value of the shares, as determined in good faith and based on all relevant factors for determining the fair market value of securities, on the date of valuation. In the case of a transaction between the Plan and a Disqualified Person, the date of valuation shall be the date of the transaction. For all other purposes relating to allocation, the date of valuation shall be the most recent Valuation Date pursuant to Section 4.2 hereof.

         14.4 Distribution. If Employer Stock acquired with the proceeds of an Exempt Loan consists of more than one class of securities, each Distributee shall receive substantially the same proportion of each class as such securities are held by the Trust Fund. The provisions of Article 8 hereof shall govern the form of distribution.

         14.5 Termination of the Plan. If this Plan ever ceases to be an employee stock ownership plan, all Employer Stock which has been acquired with proceeds of an Exempt Loan shall continue, after the Exempt Loan is paid, to be subject to Sections 8.8 and 8.9 hereof.

         14.6 Preemption. Any provision herein to the contrary notwithstanding, the provisions of this Article 14 shall govern all transactions relating to Exempt Loans and Employer Stock acquired with the proceeds of such Loans.

                                   ARTICLE 15

                         Contingent Top Heavy Plan Rules

         15.1 Applicability of this Article. Notwithstanding any of the foregoing provisions of the Plan, if after applying the definitions and rules set forth in this Article 15, the Plan is determined to be a top heavy plan for a Plan Year, the top heavy provisions of this Article 15 shall apply. If the Plan is not a top heavy plan, the provisions of this Article 15 shall be inapplicable and not effective.

         15.2 Aggregated Employers. "Aggregated employers" means the Employer and each other corporation, partnership or proprietorship which is a "predecessor" to the Employer, or is an Affiliate of the Employer.

         15.3 Aggregation Group. "Aggregation group" means a grouping of this Plan and:

                  (a) if any Participant in the Plan is a key employee, each other qualified pension, profit sharing or stock bonus plan of the aggregated employers in which a key employee is a Participant (and for this purpose, a key employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a key employee), and

                  (b) each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under Section 410 or Code Section 401(a)(4), and

                  (c) each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is not included in paragraph (a) or
(b) above, but which the Employer elects to include in the aggregation group and which, when included, would not cause the aggregation group to fail to satisfy the qualification requirements under Code Section 410 or 401(a)(4).

         15.4 Compensation. Unless the context clearly requires otherwise, "compensation" means the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated "wages, tips, other compensation" on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). In determining compensation there shall be included elective contributions made by the Employer on behalf of the Participant that are not includable in gross income under Code Sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 including elective contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under Code Section 401(k). For the purposes of this Article (excluding Section 15.6), compensation shall be limited in accordance with Code
Section 401(a)(17).

         15.5 Determination Date. Determination date means, for the first Plan Year of a plan, the last day of such first Plan Year, and for each subsequent Plan Year, the last day of the immediately preceding Plan Year.

         15.6 Five Percent Owner. "Five percent owner" means for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than five percent of the value of the outstanding stock of the corporation or stock possessing more than five percent of the total combined voting power of the corporation, and for each aggregated employer that is not a corporation, any person who owns more than five percent of the capital interest or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

         15.7 Key Employee. "Key employee" means each Participant (whether or not then an Employee) who at any time during a Plan Year (or any of the four preceding Plan Years) is:

                  (a) an officer of any aggregated employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having annual compensation from all aggregated employers for any such Plan Year in excess of fifty percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year, or

                  (b) one of the ten Employees (not necessarily Participants) owning (or considered to own within the meaning of the shareholder attribution rules) both more than one-half of one percent ownership interest in value and the largest percentage ownership interests in value of any of the aggregated employers (which are owned by Employees) and who has annual Compensation from all the aggregated employers in excess of the limitation in effect under Code
Section 415(c)(1)(A) for any such Plan Year, or

                  (c) a five percent owner, or

                  (d) a one percent owner having annual compensation from the aggregated employers of more than $150,000;

provided, however, that no more than 50 Employees (or, if lesser, the greater of (i) three of all the aggregated employers' Employees, or (ii) ten percent of all the aggregated employers' Employees) shall be treated as officers. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For purposes of paragraph (b) above, if two Employees have the same interest in any of the aggregated employers, the Employee having the greatest annual compensation from that aggregated employer shall be treated as having a larger interest. For the purpose of determining compensation, however, all compensation received from all aggregated employers shall be taken into account. The term "key employee" shall include the beneficiaries of a deceased key employee.

         15.8 One Percent Owner. "One percent owner" means, for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than one percent of the value of the outstanding stock of the corporation or stock possessing more than one percent of the total combined voting power of the corporation, and for each aggregated employer that is not a corporation any person who owns more than one percent of the capital or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

         15.9 Shareholder Attribution Rules. "Shareholder attribution rules" means the rules of Code Section 318, (except that subparagraph (C) of Code
Section 318(a)(2) shall be applied by substituting "5 percent" for "50 percent") or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.

         15.10 Top Heavy Aggregation Group.

                  (a) "Top heavy aggregation group" means any aggregation group for which, as of the determination date, the sum of: (i) the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such aggregation group, and (ii) the aggregate sum of the accounts of key employees under all defined contribution plans included in such aggregation group, exceeds 60% of a similar sum determined for all Employees.

                  (b) In applying the paragraph (a) above, the following rules shall be observed:

                           (i) For the purpose of determining the present value
of the cumulative accrued benefit for any Employee under a defined benefit plan, or the amount of the account of any Employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such Employee under the plan during the five year period ending on the determination date.

                           (ii) Any rollover contribution (or similar transfer)
initiated by the Employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

                           (iii) If any individual is not a key employee with
respect to a plan for any Plan Year, but such individual was a key employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such Employee and the account of such Employee shall not be taken into account.

                           (iv) The determination of whether a plan is a top
heavy plan shall be made once for each Plan Year of the Plan as of the determination date for that Plan Year.

                           (v) In determining the present value of the
cumulative accrued benefits of Employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the 12 months preceding the determination date and shall be determined on the assumption that the Employees terminated employment on the valuation date except as provided in Code Section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any Employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

                           (vi) In determining the accounts of Employees under a
defined contribution plan, the account values determined as of the most recent asset valuation occurring within the 12-month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan's contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

                           (vii) If any individual has not performed any
services for any employer maintaining the plan at any time during the five-year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account

                           (viii) For this purpose, a terminated plan shall be
treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

         15.11 Top Heavy Plan.

                  (a) "Top heavy plan" means a qualified plan under which (as of the determination date):

                           (i) if the plan is a defined benefit plan, the
present value of the cumulative accrued benefits for key employees exceeds 60 percent of the present value of the cumulative accrued benefits for all Employees, and

                           (ii) if the plan is a defined contribution plan, the
aggregate of the accounts of key employees exceeds 60 percent of the aggregate of all of the accounts of all Employees.

                  (b) In applying paragraph (a) above, the following rules shall be observed:

                           (i) Each plan of an Employer required to be included
in an aggregation group shall be a top heavy plan if such aggregation group is a top heavy aggregation group.

                           (ii) For the purpose of determining the present value
of the cumulative accrued benefit for any Employee under a defined benefit plan, or the amount of the account of any Employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such Employee under the plan during the five-year period ending on the determination date.

                           (iii) Any rollover contribution (or similar transfer)
initiated by the Employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

                           (iv) If any individual is not a key employee with
respect to a plan for any Plan Year, but such individual was a key employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such Employee and the account of such Employee shall not be taken into account.

                           (v) The determination of whether a plan is a top
heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

                           (vi) In determining the present value of the
cumulative accrued benefits of Employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the 12 months preceding the determination date and shall be determined on the assumption that the Employees terminated employment on the valuation date except as provided in Code Section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any Employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

                           (vii) In determining the accounts of Employees under
a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the 12 month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan's contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

                           (viii) If any individual has not performed any
services for any employer maintaining the plan at any time during the five - year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

                           (ix) For this purpose, a terminated plan shall be
treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

         15.12 Determination of Top Heavy Status. Once each Plan Year, as of the determination date for that Plan Year, the administrator of this Plan shall determine if this Plan is a top heavy plan.

         15.13 When Applicable. If this Plan is determined to be a top heavy plan for any Plan Year, Sections 15.13, 15.14 and 15.15 hereof shall apply for that Plan Year (and to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.

         15.14 Vesting Requirement.

                  (a) General Rule. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a top heavy plan and the accrued benefits of all Participants in a defined benefit plan that is a top heavy plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

                  If the Participant Has Completed the            His Vested
                  Following Years of Vesting Service        Percentage Shall Be:
                  ----------------------------------        --------------------

                  Less than 2 years                                  0%
                  2 years but less than 3 years                      20%
                  3 years but less than 4 years                      60%
                  4 years but less than 5 years                      80%
                  5 years or more                                   100%

                  (b) Subsequent Year. In each subsequent Plan Year that the Plan is determined not to be a top heavy plan, the other nonforfeitability provisions of the Plan (and not this Section 15.14) shall apply in determining the vested and nonforfeitable rights of Participants who do not have five or more years of Vesting Service (three or more years of Vesting Service for Participants who have one or more Hours of Service in any Plan Year beginning after December 31, 1988) as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.

         15.15 Defined Contribution Plan Minimum Benefit Requirement.

                  (a) General Rule. If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a top heavy plan, the Employer shall make a contribution for allocation to the account of each Employee who is a Participant for that Plan Year and who is not a key employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account) which is at least equal to three percent of such Participant's Compensation. (This minimum contribution amount shall be further reduced by all other Employer contributions to this Plan or any other defined contribution plans.) This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States) including, for this purpose, each Employee of the Employer who would have been a Participant if he had: (i) completed 1,000 Hours of Service (or the equivalent) during the Plan Year, and (ii) made any mandatory contributions to the Plan, and (iii) earned Compensation in excess of the stated amount required for participation in the Plan.

                  (b) Special Rule. Subject to the following rules, the percentage of Compensation required to be contributed pursuant to subsection (a) above shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that key employee for whom the percentage is the highest for the Plan Year.

                           (i) The percentage referred to above shall be
determined by dividing the Employer contributions for such key employee for such Plan Year by his Compensation for such Plan Year.

                           (ii) For the purposes of this Section 15.15, all
defined contribution plans required to be included in an aggregation group shall be treated as one (1) plan.

                           (iii) The exception contained in this subsection
shall not apply to (be available to) this Plan if this Plan is required to be included in an aggregation group if including this Plan in an aggregation group enables a defined benefit plan to satisfy the qualification requirements of Code
Section 410 or 401(a)(4).

         15.16 Salary Reduction and Matching Contributions. For the purpose of this Section 15.16, all Employer contributions attributable to a salary reduction or similar arrangement shall be taken into account for the purpose of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who is not a key employee but not for the purpose of determining whether that minimum contribution requirement has been satisfied. For the purpose of this Section 15.16 during all Plan Years beginning after December 31, 1988, all Employer Matching Contributions shall be taken into account for the purposes of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who was not a key employee but not for the purpose of determining whether that minimum contribution requirement has been satisfied.

         15.17 Priorities Among Plans. In applying the minimum benefit provisions of this Article 15 in any Plan Year that this Plan is determined to be a top heavy plan, the following rules shall apply:

                  (a) If an Employee participates only in this Plan, the Employee shall receive the minimum benefit applicable to this Plan.

                  (b) If an Employee participates in both a defined benefit plan and a defined contribution plan and only one of such plans is a top heavy plan for the Plan Year, the Employee shall receive the minimum benefit applicable to the plan which is a top heavy plan.

                  (c) If an Employee participates in both a defined contribution plan and a defined benefit plan and both are top heavy plans, then the Employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the Employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent of his Compensation.

                  (d) If an Employee participates in two or more defined contribution plans which are top heavy plans, then the Employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in this Plan.

         15.18 Bargaining Units. The requirements of Sections 15.13, 15.14,
15.15 and 15.16 of this Article 15 shall not apply with respect to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such Employee representatives and such employer or employers.

         IN WITNESS WHEREOF, the Employer and Trustee have caused this Agreement to be executed as of the date first written above, as evidence of acceptance of the terms contained herein.


                                            AMERICAN CAPITAL STRATEGIES, LTD.


-----------------------------               ------------------------------------
Witness as to Employer                      By:


-----------------------------               ------------------------------------
Witness as to Trustee                       JOHN ERICKSON, TRUSTEE